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LICENSE AND COLLABORATION AGREEMENT
by and among
SICHUAN KELUN-BIOTECH BIOPHARMACEUTICAL CO., LTD.,
CRESCENT BIOPHARMA OPERATING COMPANY, LLC,
and
CRESCENT BIOPHARMA, INC.
dated as of December 2, 2025

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i

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LICENSE AND COLLABORATION AGREEMENT
This License and Collaboration Agreement (the “Agreement”) is entered into as of December 2, 2025 (the “Effective Date”), by and among Sichuan Kelun-Biotech Biopharmaceutical Co., Ltd., a corporation organized and existing under the laws of the People’s Republic of China (“SKB”), Crescent Biopharma Operating Company, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Licensee”), and Crescent Biopharma, Inc., a company organized and existing under the laws of the Cayman Islands (“Licensee Parent”). Licensee Parent shall be a party to this Agreement solely with respect to Section 8.7 and any other provisions necessary to give effect to Section 8.7.
Recitals
Whereas, SKB is a biotechnology company with a proprietary antibody-drug-conjugate platform that has developed SKB Know-How and has rights to SKB Patents (each, as hereinafter defined) regarding such platform and a pipeline of antibody-drug-conjugate;
Whereas, Licensee is a biotechnology company dedicated to advancing novel precision engineered molecules targeting validated biology for patients with solid tumors;
Whereas, Licensee desires to obtain from SKB, and SKB desires to grant to Licensee, an exclusive license under the SKB Licensed IP to Develop and Commercialize the Licensed Products in the Field in the Territory (each as defined below), subject to the terms and conditions of this Agreement; and
Whereas, The Parties desire to collaborate in the Development and Commercialization of the Licensed Products in accordance with the terms and conditions of this Agreement.
Now, Therefore, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SKB and Licensee hereby agree as follows:
Article 1DEFINITIONS
1.1“Accounting Standards” shall mean with respect to a Selling Party (as defined below), (a) International Financial Reporting Standards of the International Accounting Standards Board, (b) the U.S. generally accepted accounting principles, or (c) applicable accounting standards followed by such Selling Party, in each case, consistently applied.
1.2“ADC” shall mean any construct comprising an antibody(ies) conjugated to a Payload.
1.3“Additional Active(s)” shall mean any clinically active material that provides pharmacological activity in a pharmaceutical (including any biologic) product (excluding

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formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies) that is not the Licensed Compound.
1.4“Additional Combination Study” shall have the meaning as defined in the CR-001 License Agreement.
1.5“Affiliate” shall mean any company or entity controlled by, controlling, or under common control with a Party or another entity but only for so long as such control exists. For the purpose of this definition, an entity shall be deemed to “control” another entity, if it owns directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, capital stock, or other comparable equity or ownership interest of such entity, or possession, direct or indirect, of the power to direct or cause the direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, with respect to [***], the term “Affiliates” shall not include [***]. Notwithstanding the foregoing, with respect to [***], [***].
1.6“Alliance Manager” shall have the meaning provided in Section 3.9.
1.7“Applicable Laws” shall mean collectively the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, and any license, franchise, permit or similar right granted under any of the foregoing (including Regulatory Approvals) and any policies and other requirements of or from any court, arbitrator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item or subject person, including applicable anti-corruption and anti-bribery laws, export control laws, data protection and data privacy laws and regulations, and other comparable laws.
1.8“Biosimilar Product” shall mean with respect to a given Licensed Product in a given country, a product that: (a) contains the same or similar amino acid sequence as the applicable Licensed Product and (b) has been granted Regulatory Approval in reliance on a prior Regulatory Approval of such Licensed Product or any data generated in support of any such prior Regulatory Approval as a biosimilar or interchangeable biological product by the applicable Regulatory Authority according to a biosimilar regulatory pathway that is materially equivalent to that of Section 351(k) of the US Public Health Service Act (42 U.S.C.§ 262(k)), as may be amended, or any subsequent or superseding law, statute or regulation. Any product (including any Licensed Product) licensed, marketed, sold, manufactured, or produced by or on behalf of a Party, its Affiliates or Sublicensees shall not constitute a Biosimilar Product for purposes of the royalty reduction pursuant to Section 8.5(a).
1.9“BLA” shall have the meaning provided in Section 1.79.
1.10“BLA Acceptance” shall mean, with respect to a BLA for a Licensed Product submitted to FDA, the earlier of (a) the date on which FDA accepts such BLA for filing and review, or (b) the date that is sixty (60) days (or such other period as may be prescribed by FDA) following FDA’s receipt of such BLA, if the FDA has not issued a Refuse to File letter or other written communication refusing to file such BLA within such period.
1.11“BLA Approval” shall mean with respect to a BLA for a Licensed Product filed with FDA in the United States, the approval of such BLA by FDA.

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1.12“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to close in Sichuan Province, China or Massachusetts, the United States.
1.13“Calendar Quarter” shall mean each period of three (3) consecutive months commencing on January 1, April 1, July 1 or October 1 (or any portion thereof at the beginning or end of the Term or other relevant period).
1.14“Calendar Year” shall mean each period of twelve (12) consecutive months commencing on January 1 and ending on December 31 (or any portion thereof at the beginning or end of the Term or other relevant period).
1.15 “Change of Control” shall mean, with respect to any Person: (a) a merger, acquisition, reorganization, or consolidation of such Person with a Third Party (or multiple Third Parties acting in concert) that results in the voting securities of such Person outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, acquisition, reorganization, or consolidation; (b) a transaction or series of related transactions in which a Third Party (or multiple Third Parties acting in concert), together with its Affiliates, becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Person; (c) a transfer to a Third Party (or multiple Third Parties acting in concert) of all or substantially all of its assets; or (d) such other arrangement or agreement or series of related arrangements or agreements whereby a Third Party (or multiple Third Parties acting in concert) obtains the right to control the board of directors or equivalent governing body that has the ability to cause the direction of the management, policies or affairs of such Person.
1.16“Change of Control Consideration” shall mean [***].
1.17“Change of Control Payment” shall mean shall have the meaning provided in Section 8.7.
1.18“Clinical Trial” shall mean a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, Registrational Trial or other human clinical trial conducted before or after the Regulatory Approval of a product in a country, which trial may be conducted to enhance scientific knowledge of such product (e.g., for expansion of product labeling) or due to a request or requirement of a Regulatory Authority in such country.
1.19“CMC” shall mean chemistry, manufacturing and controls with respect to the Licensed Compound or Licensed Products.
1.20“Collaborator” shall have the meaning provided in Section 10.3(g).
1.21“Combination Product” shall have the meaning provided in Section 1.86.
1.22“Commercialization” shall mean, with respect to a product, all activities undertaken before and after obtaining Regulatory Approvals relating specifically to the pre-launch, launch, promotion, detailing, marketing, pricing, reimbursement, sale, and distribution of such product, including strategic marketing, sales force detailing, advertising, market product

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support, all customer support, product distribution, and invoicing and sales activities, but excluding Development and Manufacturing. “Commercialize” and “Commercializing” shall have the correlative meanings.
1.23“Commercially Reasonable Efforts” shall mean, (a) where applied to carrying out specific tasks and obligations of a Party under this Agreement, expending (on its own or acting through any of its Affiliates, sublicensees or subcontractors) reasonable, diligent, good faith efforts and resources to accomplish such task or obligation as a similarly situated biotechnology company would normally use to accomplish a similar task or obligation under similar circumstances; and (b) where applied to the Development or Commercialization of Licensed Products under this Agreement, the use of reasonable, diligent, good faith efforts and resources, as normally used by a similarly situated biotechnology company for a product at a similar stage of development or life cycle and of similar market potential, [***]. [***].
1.24“Competing Product” shall mean [***].
1.25“Completion of Manufacturing Technology Transfer” shall mean the date of production of the first batch of the Licensed Compound at Licensee’s or its designated CMO’s site.
1.26“Confidential Information” shall mean all Know-How and other proprietary scientific, technical, clinical, marketing, financial or commercial information or Data Controlled by a Party or its Affiliates, which one Party or any of its Affiliates has furnished or made available to the other Party or its Affiliates, whether in oral, written or electronic form. The existence and terms of this Agreement shall be deemed Confidential Information of each Party.
1.27“Control” (including any variations such as “Controlled” and “Controlling”) shall mean, with respect to any Know-How, Patents or other intellectual property rights, possession by a Party or Third Party of the right, power and authority (whether by ownership (if ownership is jointly with a Third Party, subject to and limited by the agreement governing subject joint ownership), license or otherwise, other than by virtue of any rights granted under this Agreement) to grant access to, to grant use of, or to grant a license or a sublicense to such Know-How, Patents or intellectual property rights without violating the terms of any agreement or other arrangement with any Third Party Notwithstanding anything in this Agreement to the contrary, a Party and its Affiliates shall be deemed to not Control any Know-How, Patents, or other intellectual property rights that are in-licensed or acquired by such Party or its Affiliates from a Third Party after the Effective Date, unless the other Party agrees that the licenses and other rights granted under such Know-How, Patents, or other intellectual property rights are subject to the terms and conditions of the agreement under which such Know-How, Patents, or other intellectual property rights were in-licensed or acquired by such Party, and agrees to (a) comply with the terms and conditions of such agreement and (b) pay all amounts that such Party would be obligated to pay in connection with the grant, maintenance and exercise of a (sub)license as reasonably allocable to such other Party for use in its territory under such Know-How, Patents, or other intellectual property rights.
1.28“Cover” shall mean, with respect to a Patent, that a Valid Claim of such Patent would (absent a license or ownership thereof) be infringed (or, in the case of a claim of a Patent that has not yet issued, would be infringed if it were issued) by the Exploitation of the Licensed Compound or Licensed Products. “Covered” and “Covering” shall have the correlative meanings.

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1.29“CR-001” shall mean Licensee’s proprietary bispecific antibody Directed To VEGF and PD-1.
1.30“CR-001 License Agreement” shall mean the License Agreement in respect of CR-001, by and between Licensee and SKB, dated concurrently with the date hereof.
1.31“Data” shall mean all data, including safety data, non-clinical data, preclinical data and clinical data, generated by or on behalf of a Party or its Affiliates or their respective Sublicensees (in case of Licensee) and (sub)licensees (in the case of SKB) pursuant to activities conducted under this Agreement.
1.32“Development” shall mean, with respect to a product, all non-clinical and clinical drug development activities and processes, including toxicology, pharmacology, project management and other non-clinical efforts, statistical analysis, delivery system development, the performance of Clinical Trials (excluding the Manufacturing of such product for use in Clinical Trials) and other activities, in each case, which are reasonably necessary to prepare submissions for, and obtain or maintain, Regulatory Approval of such product, including lifecycle management studies and other activities. “Develop” and “Developing” shall have the correlative meanings.
1.33“Development Plan” shall mean a written plan describing the high-level Development strategy for the Licensed Compound and Licensed Products and the material Development work (including all Clinical Trials) to be performed with respect to the Licensed Products in the Territory (with respect to Licensee) or in the Retained Territory (with respect to SKB). The initial Development Plan prepared by Licensee for the Territory is appended hereto as Schedule 1.33.
1.34“Directed To” shall mean, with respect to a target, any compound or product that demonstrates meaningful affinity towards the target. For clarity, the foregoing shall not include incidental binding activity, and if a compound or product has been generated to demonstrate meaningful affinity towards certain target(s) but such compound or product also incidentally binds to, inhibits or modulates other target(s), then such compound or product shall not be deemed to be Directed To such other target(s) unless and until a Party knowingly develops such compound or product to be directed to such other target(s) as its intended mechanism of action.
1.35“Divestiture” shall mean (a) the divestiture of a Competing Product through (i) an outright sale or assignment of all material rights in such Competing Product to a Third Party or (ii) an exclusive out-license of all Development rights with respect to such Competing Product, with no further material role, influence or authority of the applicable Party, directly or indirectly, with respect to Development or Commercialization of such Competing Product or (b) the complete cessation of all Development and Commercialization activities with respect to such Competing Product. For clarity, the right of the applicable Party to receive purchase price, royalties, or milestones in connection with an acquirer, assignee or licensee’s Development or Commercialization of a Competing Product pursuant to clause (a) above or the right to enforce customary terms contained in the relevant agreements effectuating such transaction, shall be permitted for any such Divestiture. When used as a verb, “Divest” and “Divested” means to cause a Divestiture.
1.36“Disclosing Party” shall have the meaning provided in Section 10.1.

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1.37“Dispute” shall have the meaning provided in Section 15.1.
1.38“Effective Date” shall have the meaning provided in the introductory paragraph of this Agreement.
1.39“EMA” shall mean the European Medicines Agency and any successor entity thereto.
1.40“Equity Notice” shall have the meaning provided in Section 8.2(a)(i).
1.41“Executive Officers” shall mean, for Licensee, [***] or his/her/their designee, and for SKB, [***] or his/her/their designee.
1.42“Existing Upstream License Agreements” shall mean the agreements pursuant to which SKB or its Affiliates Control any SKB Licensed IP as of the Effective Date. Schedule 1.42 sets forth a list of all Existing Upstream License Agreements.
1.43“Exploit” shall mean, with respect to a product, to research, Develop, Manufacture, use, sell, offer for sale, import, export (with respect to Licensee, within the Territory, and with respect to SKB, within the Retained Territory), Commercialize, and otherwise fully exploit such product. “Exploitation” and “Exploiting” will have the correlative meanings.
1.44“FDA” shall mean the U.S. Food and Drug Administration and any successor entity thereto.
1.45“Field” shall mean all therapeutic, prophylactic and diagnostic uses in humans.
1.46“First Commercial Sale” shall mean, with respect to a Licensed Product, the first sale by or on behalf of Licensee, its Affiliate or Sublicensee of the Licensed Product in a country in the Territory.
1.47“Force Majeure Event” shall have the meaning provided in Section 16.10.
1.48“FTE” shall mean a full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed or contracted by SKB or any of its Affiliates and assigned to perform specified work hereunder (such as providing assistance in clinical training, document review or drafting, etc.), with such commitment of time and effort to constitute one employee performing such work on a full-time basis, which for purposes hereof shall be [***] hours per year, provided that any such employee who devotes less than [***] hours per year shall be treated as an FTE on a pro rata basis based on the number of actual hours worked divided by [***]. For clarity, FTEs shall not include information technology, human resources, financial or legal personnel.
1.49“FTE Costs” shall mean the applicable FTE Rate multiplied by the applicable number of FTEs performing the applicable activities under this Agreement.
1.50“FTE Rate” shall mean $[***] per FTE per Calendar Year (which, for clarity, amounts to $[***] per FTE hour).

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1.51“GCP” shall mean the applicable and then-current standards, practices and procedures for good clinical practices promulgated or endorsed by any applicable Regulatory Authority, as may be updated from time to time, including applicable guidelines promulgated under the ICH guidelines.
1.52“Global Clinical Trial” means [***].
1.53“GLP” shall mean the applicable and then-current standards, practices and procedures for good laboratory practices promulgated or endorsed by any applicable Regulatory Authority, as may be updated from time to time, including applicable guidelines promulgated under the ICH guidelines.
1.54“GMP” shall mean the applicable and then-current standards, practices and procedures for good manufacturing practices promulgated or endorsed by any applicable Regulatory Authority, as may be updated from time to time, including applicable guidelines promulgated under the ICH guidelines.
1.55“Governmental Authority” shall mean any multi-national, national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal.
1.56“HKEX” shall have the meaning provided in Section 10.4(a)(i).
1.57“ICH” shall mean the International Council for Harmonization of Technical Requirements for Pharmaceuticals for Human Use.
1.58“IND” shall mean an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.
1.59“Indemnitee” shall have the meaning provided in Section 14.3.
1.60“Indemnitor” shall have the meaning provided in Section 14.3.
1.61“Indication” shall mean, a separate and distinct disease or medical condition in humans. If a Regulatory Approval for an Indication requires submission of a separate BLA or MAA for such Indication, then such Indication shall be deemed a different Indication; provided, however, that [***].
1.62“Initiation” shall mean, with respect to a Clinical Trial or any portion thereof, dosing of the first human subject in such Clinical Trial or such portion thereof.
1.63“Invention” shall mean any inventions and/or discoveries, including processes, manufacture, composition of matter, Know-How, methods, assays, designs, protocols, and formulas, and improvements or modifications thereof, patentable or otherwise, that are generated, developed, conceived or reduced to practice (constructively or actually) by or on behalf of one Party or its Affiliates or their respective (sub)licensees (in case of SKB) and

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Sublicensees (in case of Licensee) or the Parties jointly during the Term under this Agreement, including all rights, title and interest in and to the intellectual property rights therein and thereto.
1.64“Jointly Owned Inventions” shall have the meaning provided in Section 12.1(c).
1.65“Jointly Owned Invention Patents” shall have the meaning provided in Section 12.1(c).
1.66“JSC” shall mean the Joint Steering Committee to be established by the Parties pursuant to Section 3.1.
1.67“KB105” shall mean the ADC Developed by or on behalf of SKB and known as KB105, with the structure [***].
1.68“Know-How” shall mean all proprietary and non-public technical, scientific, regulatory and other information, results, knowledge, techniques, materials (including cell lines) and data, in whatever form and whether or not confidential, proprietary, patented or patentable, invention disclosures, plans, processes, practices, methods, knowledge, know how, skill, experience, ideas, concepts, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, formulae, specifications, marketing, pricing, distribution, cost, sales, and manufacturing data or descriptions. For clarity, Know-How does not include issued Patents or published patent applications or the inventions claimed thereby.
1.69“License Payments” shall have the meaning provided in Section 9.3(b).
1.70“Licensed Compound” shall mean KB105 and any backup ADCs to KB105 that is Directed To ITGB6 (and for clarity, not Directed To any other targets) Controlled by SKB or its Affiliates. [***].
1.71“Licensed Product” shall mean any product containing any Licensed Compound as an active ingredient, either alone or in combination with any other active ingredient, in any formulation or dosage form, but excluding any Additional Active or other proprietary compound or product Controlled by SKB or any of its Affiliates.
1.72“Licensee Indemnitees” shall have the meaning provided in Section 14.2.
1.73“Licensee Know-How” shall mean any and all Know-How that is (a) Controlled by Licensee or any of its Affiliates as of the Effective Date or during the Term and (b) [***] for the research, Development, Manufacture, Commercialization or other Exploitation of the Licensed Compound or Licensed Products, including the Know-How contained in Licensee Solely Owned Inventions or in Licensee’s interest in the Jointly Owned Inventions. Notwithstanding the foregoing, Licensee Know-How shall not include (i) any Know-How Controlled by any Third Party that becomes an Affiliate of Licensee after the Effective Date as a result of a merger, acquisition or other similar transaction, unless such Know-How is used by Licensee in the Development, Manufacture or Commercialization of the Licensed Compound or Licensed Products, and (ii) [***].
1.74“Licensee Patents” shall mean any and all Patents that are (a) Controlled by Licensee or any of its Affiliates as of the Effective Date or during the Term and (b) Cover the Licensed Compound or Licensed Products or use thereof [***] in the Field, including Licensee

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Solely Owned Invention Patents and Licensee’s interest in the Jointly Owned Invention Patents. Notwithstanding the foregoing, Licensee Patents shall not include (i) any Patent Controlled by any Third Party that becomes an Affiliate of Licensee after the Effective Date as a result of a merger, acquisition or other similar transaction, and (ii) [***].
1.75“Licensee Solely Owned Inventions” shall have the meaning provided in Section 12.1(b).
1.76“Licensee Solely Owned Invention Patents” shall have the meaning provided in Section 12.1(b).
1.77“Licensee Licensed IP” shall mean the Licensee Know-How and Licensee Patents.
1.78“Losses” shall have the meaning provided in Section 14.1.
1.79“MAA” shall mean an application for the authorization for marketing of a product, including New Drug Application and Biologics License Application (“BLA”), and shall include all amendments and supplements thereto, filed with the applicable Regulatory Authority to gain approval to market such product in the applicable jurisdiction.
1.80“MAA Approval” shall mean with respect to an MAA for a Licensed Product filed with the applicable Regulatory Authority in any jurisdiction, the approval of such MAA by such Regulatory Authority (including pricing and reimbursement approvals that are required by the Applicable Law for Commercialization of such Licensed Product in such jurisdiction).
1.81“Major European Market” shall mean each of [***] for the purpose of this Agreement.
1.82“Manufacture” shall mean, with respect to a product, activities related to the manufacture and supply of the product, including manufacturing supplies for Development or Commercialization, packaging, labeling, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of product, ongoing stability tests, storage, and shipment and regulatory activities directly related to any of the foregoing, but not including any Development or Commercialization activities. “Manufacturing” shall have the correlative meanings.
1.83“Manufacturing Technology Transfer Plan” shall have the meaning provided in Section 6.2.
1.84“Manufacturing Technology Transfer” shall have the meaning provided in Section 6.2.
1.85“Near-Term Consideration” shall mean, with respect to a Triggering Transaction, any and all consideration in any form that is paid or payable to Licensee or any of its Affiliates within [***] after the effective date of the definitive agreement in connection with such Triggering Transaction (the “Tail Period”).

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1.86“Net Sales” shall mean, with respect to a Licensed Product, the gross amounts received for the Licensed Product by Licensee, its Affiliates and Sublicensees for sales or other commercial disposition of such Licensed Product in the Territory to unrelated Third Parties, less the following, [***]:
(a)[***];
(b)[***];
(c)[***];
(d)[***];
(e)[***]; and
(f)[***].
[***].
1.87“Other Components” shall have the meaning provided in Section 1.86.
1.88“Party” shall mean SKB or Licensee individually, and “Parties” shall mean SKB and Licensee collectively.
1.89“Patents” shall mean (a) patent applications filed in any country or region; (b) all patents, including supplemental protection certificates, that have issued or in the future issue from any of the foregoing, including utility models, design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, re-examination certificates, renewals, extensions or additions to any such patents and patent applications (as applicable).
1.90“Payload” shall mean any small molecule cytotoxin. For clarity, Payload excludes radioactive agent, targeted protein degrader, nucleotide or oligonucleotide.
1.91“Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, company, firm, trust, association, unincorporated organization, or other entity.
1.92“PMDA” shall mean the Pharmaceuticals and Medical Devices Agency of Japan and any successor entity thereto.
1.93“Pharmacovigilance Agreement” shall have the meaning provided in Section 5.6.
1.94“Phase I Clinical Trial” shall mean a Clinical Trial of a Licensed Product that is described as a phase I clinical trial in its protocol, or that would otherwise satisfy the requirements of 21 CFR 312.21(a) (as amended or any replacement thereof), or a similar Clinical Trial prescribed by the Regulatory Authority in a country other than the United States.
1.95“Phase II Clinical Trial” shall mean a Clinical Trial of a Licensed Product that is described as a phase II clinical trial in its protocol, or that would otherwise satisfy the

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requirements of 21 C.F.R. 312.21(b) (as amended or any replacement thereof), or a similar Clinical Trial prescribed by the Regulatory Authority in a country other than the United States. The phase II component as described in the applicable protocol of a Phase I/II Clinical Trial shall be deemed to be a Phase II Clinical Trial for the purpose of this Agreement.
1.96“Phase III Clinical Trial” shall mean a Clinical Trial of a Licensed Product that is described as a phase III clinical trial in its protocol, or that would otherwise satisfy the requirements of 21 C.F.R. 312.21(c) (as amended or any replacement thereof), or a similar Clinical Trial prescribed by the Regulatory Authority in a country other than the United States, the design of which is acknowledged by such Regulatory Authority to be sufficient for such Clinical Trial to satisfy the requirements of a pivotal efficacy and safety Clinical Trial. The phase III component as described in the applicable protocol of a phase II/III study shall be deemed to be a Phase III Clinical Trial for the purpose of this Agreement.
1.97“Pricing and Reimbursement Approval” shall mean, in any country where a Regulatory Authority authorizes reimbursement for, or approves or determines pricing or level of reimbursement for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.
1.98“Product Marks” shall have the meaning provided in Section 7.2.
1.99“Proposed Publication” shall have the meaning provided in Section 10.5.
1.100 “Receiving Party” shall have the meaning provided in Section 10.1.
1.101“Registrational Trial” shall mean, with respect to a Licensed Product, a Clinical Trial (regardless of whether such clinical trial is referred to as a “Phase II Clinical Trial”, “Phase IIb Clinical Trial”, “Phase II/III Clinical Trial”, “Phase IIb/III Clinical Trial” or “Phase III Clinical Trial”) for such product, the results of which, together with prior information concerning such product, are determined by the sponsor to be intended to be sufficient to establish that such product is safe and effective for its intended Indication to support the filing of an MAA. If a clinical trial of a product is not initially designed as a Registrational Trial but is later re-designed, converted or expanded into such a trial, then it shall be deemed to be a Registrational Trial hereunder as of the date it satisfies the criteria for a Registrational Trial (including any required written acknowledgement by a Regulatory Authority).
1.102“Regulatory Approval” shall mean any and all approvals, licenses, permits, registrations or authorizations of or from any Regulatory Authority that are necessary to market and sell a pharmaceutical product in any country, region or other jurisdiction.
1.103“Regulatory Authority” shall mean any country, federal, supranational, state or local regulatory agency, department, bureau or other governmental or regulatory authority having the administrative authority to regulate the development or marketing of pharmaceutical products in any country, region or jurisdiction.
1.104“Regulatory Exclusivity” shall mean marketing or data exclusivity conferred by the applicable Regulatory Authority in a country, region or jurisdiction on the holder of a marketing approval for a pharmaceutical product in such country, region or jurisdiction,

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including, by way of example and not of limitation, regulatory data exclusivity, orphan drug exclusivity, new chemical entity exclusivity and pediatric exclusivity.
1.105“Regulatory Materials” shall mean, with respect to a product, regulatory applications (including MAA), submissions, notifications, materials, communications, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, market, sell or otherwise Commercialize such product in a particular country, region or jurisdiction.
1.106“Remedial Action” shall have the meaning provided in Section 5.7.
1.107“Retained Territory” shall mean mainland China, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan.
1.108“Review Period” shall have the meaning provided in Section 10.5.
1.109“Royalty Term” shall mean on a country-by-country basis and a Licensed Product-by-Licensed Product basis, the period beginning on the date of First Commercial Sale of a given Licensed Product in a given country in the Territory, and ending, with respect to the particular Licensed Product and country at issue on the latest of (a) [***] of the date of First Commercial Sale of such Licensed Product in such country, (b) the expiration of the last-to-expire Valid Claim of a Patent included within the SKB Licensed IP Covering [***] and (c) the expiration of the last to expire Regulatory Exclusivity for such Licensed Product in such country.
1.110“RP2D” shall mean the recommended dose for a Phase II Clinical Trial.
1.111“SEC” shall have the meaning provided in Section 10.4(a)(i).
1.112“Separate” shall mean, with respect to a Competing Product, as applicable, to segregate activities directed to the Development of such Competing Product from activities directed to the Development of the Licensed Compound and Licensed Products under this Agreement, to ensure that: (a) no personnel involved in Developing such Competing Product have access to non-public plans or non-public information relating to the Development of Licensed Compound and Licensed Products or any other Confidential Information of the applicable Party; and (b) no personnel involved in Developing any Licensed Compound or Licensed Product have access to non-public plans or information relating to the Development of such Competing Product, as applicable; provided that, in either case of (a) or (b), senior management personnel may review and evaluate plans and information regarding the Development of such Competing Products, solely in connection with portfolio decision-making among product opportunities.
1.113“SKB CMO” shall mean any Third Party contract manufacturing organization engaged by SKB or any Affiliate of SKB.
1.114“SKB Indemnitees” shall have the meaning provided in Section 14.11.
1.115“SKB Know-How” shall mean any and all Know-How that is (a) Controlled by SKB or any of its Affiliates as of the Effective Date or during the Term, and (b) [***] for the research, Development, Manufacture, Commercialization or other Exploitation of the Licensed Compound or Licensed Products in the Field in the Territory, including the Know-How

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contained in SKB Solely Owned Inventions or in SKB’s interest in the Jointly Owned Inventions. Notwithstanding the foregoing, SKB Know-How shall not include (i) any Know-How Controlled by any Third Party that becomes an Affiliate of SKB after the Effective Date as a result of a merger, acquisition or other similar transaction, unless such Know-How is used by SKB in the Development or Commercialization of the Licensed Compound or Licensed Products, and (ii) [***]. [***].
1.116“SKB Licensed IP” shall mean SKB Know-How and SKB Patents.
1.117“SKB Manufacturing Technology” shall have the meaning provided in Section 6.2.
1.118“SKB Patents” shall mean any and all Patents that are (a) Controlled by SKB or any of its Affiliates as of the Effective Date and during the Term and (b) Cover the Licensed Compound or Licensed Products or use thereof [***] in the Field in the Territory, including SKB Solely Owned Invention Patents and SKB’s interest in the Jointly Owned Invention Patents. Notwithstanding the foregoing, SKB Patents shall not include (i) any Patent Controlled by any Third Party that becomes an Affiliate of SKB after the Effective Date as a result of a merger, acquisition or other similar transaction and (ii) [***]. A list of SKB Patents as of the Effective Date is attached hereto on Schedule 1.118.
1.119“SKB Platform IP” shall mean SKB Platform Know-How and SKB Platform Patents.
1.120“SKB Platform Know-How” shall mean any SKB Know-How other than [***].
1.121“SKB Platform Patents” shall mean any SKB Patents [***], including but not limited to those designated as SKB Platform Patents on Schedule 1.118 hereto.
1.122“SKB Product Know-How” shall mean any SKB Know-How that is [***].
1.123“SKB Product Patents” shall mean any SKB Patents that [***], including but not limited to those designated as SKB Product Patents on Schedule 1.118 hereto.
1.124“SKB Solely Owned Inventions” shall have the meaning provided in Section 12.1(b).
1.125“SKB Solely Owned Invention Patents” shall have the meaning provided in Section 12.1(b).
1.126“Solely Owned Inventions” shall mean SKB Solely Owned Invention Patents and Licensee Solely Owned Invention Patents, as applicable.
1.127“Solely Owned Invention Patents” shall mean SKB Solely Owned Invention Patents and Licensee Solely Owned Invention Patents, as applicable.
1.128“[***]” means [***].
1.129“Sublicense” shall mean a license, sublicense, option agreements, right of first refusal agreements, non-assertion agreements, covenant not to sue or other similar rights granted,

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directly or indirectly, by Licensee to a Third Party under the rights it receives from SKB in accordance with Section 2.2 (Sublicense Rights), to Exploit a Licensed Compound or a Licensed Product, but excluding any grant of rights to or agreement with (a) any Third Party acting as a service provider or subcontractor for such Party or its Affiliates, or (b) any Third Party wholesaler, distributor, or the like.
1.130“Sublicensee” shall mean a Third Party that is receiving rights under a Sublicense.
1.131“Supply Agreement” shall have the meaning provided in Section 6.3.
1.132“Tail Period” shall have the meaning provided in Section 1.85.
1.133“Tax Withholdings” shall have the meaning provided in Section 9.3(b).
1.134“Term” shall have the meaning provided in Section 13.1.
1.135“Territory” shall mean worldwide except the Retained Territory.
1.136“Third Party” shall mean any entity other than Licensee and its Affiliates and SKB and its Affiliates.
1.137“Third Party Claims” shall have the meaning provided in Section 14.1.
1.138“Transaction Payment” shall have the meaning provided in Section 8.6.
1.139“Triggering Transaction” shall have the meaning provided in Section 8.6.
1.140“United States” or “U.S.” shall mean the United States of America, including its territories and possessions as recognized by the United Nations from time to time, but in all cases including, for clarity, Puerto Rico
1.141“US$” or “U.S. Dollars” shall mean U.S. dollars, the lawful currency of the U.S.
1.142“US IND Enabling Data Package” shall mean [***].
1.143“Upfront Payment” shall have the meaning provided in Section 8.1.
1.144“Valid Claim” shall mean a claim contained in (a) an issued and unexpired Patent, which claim has not been found to be unpatentable, invalid, revocable or unenforceable by a decision of a court or other authority of competent jurisdiction in the subject country or jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise, or (b) a Patent application that has not been irretrievably cancelled, withdrawn, abandoned or rejected; provided, however, that Valid Claim shall exclude any such claim in a Patent application that has not been granted within [***] following the earliest priority filing date for such application (except that any claim issued from such an excluded pending patent application shall become a Valid Claim at and after its date of issuance).

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Article 2LICENSE
2.1License Grant.
(a)Territory License Grant. Subject to the terms and conditions of this Agreement (including SKB’s retained rights in Section 2.3), SKB hereby grants to Licensee, during the Term, an exclusive (even as to SKB and its Affiliates), royalty-bearing license, with the right to sublicense through multiple tiers (in accordance with Section 2.2 and subject to payments of Transaction Payments as set forth in Section 8.6), under SKB Licensed IP to research, Develop, use, Manufacture, have Manufacture, Commercialize, sell, offer for sale, have sold, import, export (within the Territory) and otherwise Exploit the Licensed Compounds and Licensed Products in the Field in the Territory. For the avoidance of doubt, with respect to any Licensed Product that is a Combination Product, the foregoing license granted to Licensee shall only include a license with respect to the Licensed Compound as an active pharmaceutical or biologic ingredient in such Combination Product, and shall not include a license with respect to any other Additional Active in such Combination Product.
(b)Retained Territory License Grant. Subject to the terms and conditions of this Agreement (including SKB’s retained rights in Section 2.3), SKB hereby grants to Licensee a non-exclusive license to Develop, Manufacture or have Manufactured the Licensed Compound and the Licensed Products in the Retained Territory solely for the purpose of Exploiting the Licensed Products in the Field in the Territory; provided that Licensee shall not carry out any Development activities relating to the Licensed Compounds or the Licensed Products in the Retained Territory without SKB’s prior written consent.
2.2Sublicense Rights.
(a)Right to Sublicense. Subject to the terms and conditions of this Agreement, Licensee shall have the right to grant Sublicenses under SKB Licensed IP, to (i) an Affiliate, [***]; or (ii) to a Third Party [***].
(b)Sublicense Terms. If Licensee or any of its Affiliates grants a Sublicense to any Third Party, then Licensee shall provide SKB with a copy of each such Sublicense agreement (and any subsequent amendment thereof) within [***] after execution thereof (which copy may be redacted of any confidential or proprietary information that is not relevant to the rights licensed to Licensee under this Agreement and is not necessary for SKB to confirm or verify Licensee’s compliance with this Agreement (including, without limitation, Section 8.6)). Any Sublicense granted by Licensee under this Agreement shall be [***].
(c)Licensee’s Responsibility. Licensee shall be responsible for ensuring that the performance by any of its Affiliates, Sublicensees and subcontractors hereunder is in accordance with the applicable terms of this Agreement. Licensee shall be responsible for any actions of its Affiliates, Sublicensees and subcontractors to the same extent as if such actions had been taken by Licensee itself, and SKB shall have the right to proceed directly against Licensee without any obligation to first proceed against such Affiliate, Sublicensee, or subcontractor. Licensee shall be fully responsible and liable for the failure of its Affiliates, Sublicensees or subcontractors to comply with the relevant

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obligations under this Agreement and shall, at its own cost, enforce compliance by its Affiliates, Sublicensees, and subcontractors with the terms of the applicable sublicense agreement.
2.3No Implied Licenses; Retained Rights. No right or license under any Patents or Know-How of either Party is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. SKB hereby expressly reserves all rights not expressly licensed to Licensee in Section 2.1, including (i) all rights under the SKB Licensed IP with respect to the Licensed Compound and Licensed Products in the Retained Territory, subject to Licensee’s non-exclusive license as set forth in Section 2.1(b) and (ii) all rights under the SKB Licensed IP to exercise its rights or perform its obligations under this Agreement, in each case whether directly or through its Affiliates, licensees or contractors.
2.4License to SKB. Licensee hereby grants to SKB during the Term an exclusive, fully paid, royalty-free license, with the right to sublicense through multiple tiers to any Affiliate of SKB or any other Third Party, under the Licensee Licensed IP, to (i) fulfill, either itself, through its Affiliates, or through subcontractors, its obligations under this Agreement, and (ii) Exploit the Licensed Compound or Licensed Products in the Retained Territory.
2.5Know-How Transfer.
(a)As soon as reasonably practicable after the Effective Date, SKB shall transfer and deliver to Licensee one (1) electronic copy of the documents embodying SKB Know-How Controlled by SKB or any of its Affiliates as of the Effective Date (excluding SKB Manufacturing Technology, which shall be transferred during the Manufacturing Technology Transfer as contemplated under Section 6.2). A description of such documents for the initial Know-How transfer is attached as Schedule 1.115 hereto.
(b)SKB shall keep Licensee reasonably informed of the existence of any additional SKB Know-How that becomes Controlled by SKB after the Effective Date and during the Term. The Parties shall discuss the timing and means of the transfer of additional SKB Know-How [***]. SKB shall also provide Licensee with reasonable technical assistance to help Licensee to understand and use such additional Licensed Know-How in connection with the Development of the Licensed Compounds and Licensed Products, [***]. Within [***] after receipt of invoices from [***], [***] shall reimburse [***] for the reasonable out-of-pocket documented expenses incurred by [***] or any of its Affiliates in connection with such technical assistance and the portion of [***]’s FTE Costs that exceeds [***] FTE hours.
2.6Non-Competition.
(a)Non-Competition. [***], neither Party shall directly or indirectly Develop, Manufacture, Commercialize or otherwise Exploit, or enable (through a license or otherwise) an Affiliate or Third Party to Develop, Manufacture, Commercialize or otherwise Exploit, any Competing Product.
(b)Change of Control. Notwithstanding Section 2.6(a), if, during the Term of this Agreement, a Party undergoes a Change of Control pursuant to which any Third

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Party (each, an “Acquirer”) which was not previously an Affiliate of such Party thereafter becomes an Affiliate of such Party as a result of such Change of Control, and such Acquirer or any of its Affiliates Controls any Competing Product, then the Exploitation of such Competing Product conducted by such Acquirer shall not constitute a breach of Section 2.6(a) if such Party, its Affiliate and the Acquirer either (i) Divest such Competing Product within [***] of closing of the Change of Control or (ii) Separate such Competing Product.
(c)Acquisition of Third Party. Notwithstanding Section 2.6(a), if, during the Term of this Agreement, any Third Party (each, an “Acquiree”) becomes an Affiliate of a Party after the Effective Date through merger, acquisition, consolidation or other similar transaction which transaction does not result in a Change of Control of such Party, and such Acquiree or any of its Affiliates Controls any Competing Product, then the Exploitation of such Competing Product conducted by such Acquiree shall not constitute a breach of Section 2.6(a) if such Party and the Acquiree and its Affiliate (i) Divest such Competing Product within [***] of closing of such transaction and (ii) Separate such Competing Product during the foregoing [***] period.
2.7Existing Upstream License Agreements. Licensee acknowledges and agrees that (a) certain rights granted to Licensee under this Agreement are Controlled by SKB pursuant to the Existing Upstream License Agreements, (b) such rights are subject to the terms and conditions of the Existing Upstream License Agreements and (c) Licensee agrees to comply with [***] of [***] and the relevant terms and conditions of all other Existing Upstream License Agreements, in each case to the extent applicable to Licensee’s and its Affiliates’ and Sublicensees’ Exploitation of the Licensed Compound and Licensed Products hereunder. Subject to the foregoing, [***].

Article 3GOVERNANCE
3.1Joint Steering Committee. Within [***] following the Effective Date, the Parties shall establish a JSC comprised of an equal number of representatives from each Party to serve as a forum for the Parties to integrate, monitor and oversee the Development of the Licensed Compounds and Licensed Products by each party and their Affiliates and Sublicensees (in case of Licensee) or (sub)licensees (in case of SKB) in their respective territories and facilitate information exchange between the Parties under this Agreement. The JSC shall in particular:
(a)provide a forum for the discussion of the Parties’ activities under this Agreement and the Development and Manufacture of the Licensed Products;
(b)review, discuss and coordinate the overall strategy for the Development and Manufacture of the Licensed Products in the Territory and the Retained Territory;
(c)review and discuss any material amendments or revisions to the Development Plan(s);
(d)review, discuss and serve as a forum for the sharing of information between the Parties regarding the operation of any Development activities by the Parties in their respective territories;

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(e)coordinate and oversee the technology transfers conducted under Section 2.5 and Section 6.5;
(f)review, discuss and coordinate the overall strategy for Manufacture of the Licensed Products, including any modifications or improvements to the Manufacturing process;
(g)oversee and coordinate the on-going disclosure, sharing and/or exchange of Data generated from the Development of the Licensed Products pursuant to the terms and conditions of this Agreement; and
(h)perform such other functions as appropriate to further the purposes of this Agreement, as expressly set forth in this Agreement or as determined by the Parties in writing.
3.2Subcommittees. From time to time during the Term, the JSC may establish and disband one or more subcommittee(s) (each, a “Subcommittee”) to oversee particular activities of the Parties, and the JSC may assign to such subcommittee(s) duties or tasks independent of the duties of the JSC, or delegate part of such duties of the JSC to such subcommittee(s) as it deems necessary and appropriate.
3.3Composition. The JSC and each Subcommittee (each, a “Committee”) shall be composed of [***] representatives from each Party (or such other equal number of representatives of each of Licensee and SKB as the JSC may determine), and each Party shall notify the other Party of its initial JSC representatives within [***] after the Effective Date. Each Party shall designate a representative to be the co-chairperson of each Committee, who shall schedule meetings, prepare meeting agenda and meeting minutes and follow up on action items. These responsibilities shall alternate between the Parties or each co-chairperson, as applicable, with SKB’s co-chairperson taking the responsibility for the first meeting of each Committee. Each Party may change its representatives to the JSC from time to time in its sole discretion, effective upon notice to the other Party of such change. Each Party’s representatives in each Committee shall possess appropriate experience with respect to the issues falling within the functions of such Committee and requisite seniority within such Party’s organization, and shall have the authority to make decisions on behalf of the Party they represent.
3.4Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend a meeting of any Committee (in a non-voting capacity) in the event that the planned agenda for such Committee meeting would require such participants’ expertise; provided that if either Party intends to have any Third Party (including any consultant or counsel) attend such a meeting, such Party shall provide prior written notice to the other Party, shall obtain approval from such other Party for such Third Party to attend, and shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.
3.5[***]. [***].
3.6Limitations on Authority. The JSC shall have only such powers as are expressly assigned to it in this Agreement, and such powers shall be subject to the terms and conditions of this Agreement. Without limiting the generality of the foregoing, the JSC shall not have the power to (i) amend this Agreement; (ii) waive either Party’s compliance with the terms and

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conditions of this Agreement; or (iii) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement. [***].
3.7Meetings. The JSC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every [***]. Licensee may call additional ad hoc JSC meetings as the needs arise with reasonable advance notice to SKB (but [***] may not [***]) and SKB may call additional ad hoc JSC meetings with reasonable advance notice to Licensee (but [***] may not [***]). Such meetings may be in person, via videoconference, or via teleconference. The location of in-person meetings shall be determined by the Parties. At least [***] prior to each JSC meeting, each Party shall provide written notice to the other Party of agenda items proposed by such Party for discussion at such meeting, together with appropriate information related thereto. Each Party shall be responsible for all of its own expenses of participating in the JSC meetings. No action taken at any JSC meeting shall be effective unless at least one representative of each Party is participating in such JSC meeting. Reasonably detailed written minutes shall be kept for all JSC meetings. Meeting minutes shall be prepared on an alternating basis and sent to each member of the JSC for review and approval within [***] after the meeting. Minutes shall be deemed approved unless a member of the JSC objects to the accuracy of such minutes within [***] of receipt.
3.8Discontinuation of JSC. The JSC shall continue to exist until [***]. Once [***], the JSC shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the points of contact for the exchange of information under this Agreement, and the Parties shall reach decision directly on matters that are subject to the decision of the JSC as set forth in Section 3.1.
3.9Alliance Managers. Each Party shall appoint an individual, who is an employee of such Party, to act as its alliance manager under this Agreement within [***] after the Effective Date (the “Alliance Manager”). The Alliance Managers shall: (a) serve as the primary points of contact between the Parties for the purpose of providing the other Party with information on the progress of a Party’s activities under this Agreement; (b) be responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties; (c) facilitate the prompt resolution of any disputes; and (d) attend JSC and subcommittee meetings (in each case, as a non-voting participant); provided that the Alliance Managers shall not count toward the number of representatives that each Party may have on each such committee. An Alliance Manager may also bring any matter to the attention of the JSC, if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.
Article 4DEVELOPMENT
4.1Overview; Diligence.
(a)Licensee (itself and through its Affiliates or Sublicensees) shall have the right to, and shall be solely responsible, at its own expense, for the Development of and obtaining the Regulatory Approvals for the Licensed Products in the Field in the Territory. Licensee shall (i) use Commercially Reasonable Efforts to Develop, obtain Regulatory Approval for, Manufacture (or have Manufactured) and Commercialize at least one (1) Licensed Product in the Field in the United States and at least three (3) Major European Markets.

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(b)[***].
4.2Development Plan. Each Party shall, via the JSC and upon reasonable request of the other Party ([***]) keep the other Party reasonably and timely informed of the latest Development Plan(s) for its respective territory, including material updates and amendments thereto, and the progress and results of its and its Affiliates’ and Sublicensees’ (with respect to Licensee)/licensees’ (with respect to SKB) work under the Development Plan(s). Each Party shall have final decision-making authority with respect to the Development Plan for its respective territory. Notwithstanding the fact that each Party has final decision-making authority with respect to the Development of the Licensed Compound and Licensed Product in its respective territory, [***].
4.3Development Reports. Each Party shall keep the other Party reasonably informed (reporting no less frequently than [***]) as to the progress and results of its and its Affiliates’, licensees’ (with respect to SKB), or Sublicensees’ (with respect to Licensee) Development of the Licensed Compounds and Licensed Products in such Party’s territory. Without limiting the foregoing, the status, progress and results of the Development of the Licensed Compounds and Licensed Products shall be discussed at regularly scheduled meetings of the JSC (or a joint Development subcommittee established by the JSC). At least [***] before each such meeting, each Party shall provide the JSC with a written report summarizing the material Development activities by or on behalf of such Party, its Affiliates, licensees (with respect to SKB), or Sublicensees (with respect to Licensee) and the results thereof (each a “Diligence Report”). In addition, each Party shall make available to the other Party such additional information about its Development activities as may be reasonably requested by the other Party from time to time ([***]).
4.4Development Records. Each Party shall, [***], maintain complete, current and accurate records of Development work conducted by or on behalf of them for the Licensed Compounds and Licensed Products, and data and other information resulting from such activities. Such records shall properly reflect work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall, and shall ensure its Affiliates, licensees and sublicensees (with respect to SKB), or Sublicensees (with respect to Licensee) to, document non-clinical studies and Clinical Trials in formal written study reports according to Applicable Laws and national and international guidelines (e.g., ICH, GCP, GLP, and GMP). Solely to the extent necessary to comply with Applicable Laws (including, without limitation, as necessary to obtain Regulatory Approval), each Party shall have the right to review and copy such records maintained by the other Party, its Affiliates, licensees (with respect to SKB) or Sublicensees (with respect to Licensee), at reasonable times and to obtain access to the original.
Article 5REGULATORY
5.1Overview of Conduct of Regulatory Activities. Licensee (itself or through its Affiliates or Sublicensees, as applicable) shall have the right to conduct and shall be responsible for all of the costs for all regulatory activities with respect to the Licensed Products in the Territory. Licensee shall be the holder of all Regulatory Approvals and Regulatory Materials for the Licensed Products in the Territory.
5.2Regulatory Materials. Each Party shall provide the other Party with copies of any material Regulatory Materials relating to Licensed Products submitted to or received from

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any Regulatory Authority in such Party’s territory and necessary for such other Party’s completion and submission of any Regulatory Materials within [***] after submission or receipt, and shall notify the other Party of any other material communication relating to a Licensed Product with any Regulatory Authority in the Party’s territory within [***] after such communication.
5.3Regulatory Actions. Each Party shall keep the other Party reasonably informed of material regulatory progress of the Licensed Product in its territory, including material annual safety reports to the respective health authorities, material annual re-assessments, and any subsequent variations or changes to labeling, in each case with respect to the Licensed Product. In addition, each Party shall promptly notify the other Party of any information it receives regarding any threatened or pending action or communication by or from any Regulatory Authority that may adversely affect the Exploitation or regulatory status of the Licensed Product in the other Party’s territory. Each Party shall respond within a reasonable timeframe to all reasonable inquiries by the other Party with respect to any information provided pursuant to this Section 5.3.
5.4Regulatory Assistance. Upon each Party’s reasonable request, the other Party shall provide the requesting Party with reasonable assistance in connection with its regulatory activities for Licensed Products in the requesting Party’s territory, including the preparation and submission of Regulatory Materials for IND and MAA. Within [***] after receipt of invoices from [***], [***] shall reimburse [***] for the out-of-pocket costs and internal costs incurred to provide such regulatory assistance.
5.5Data Access; Right of Reference; Access to Regulatory Materials.
(a)Each Party shall own any and all Data generated in all Clinical Trials by such Party. Subject to the compliance with, and to the extent permitted by, the Applicable Laws, each Party shall and hereby grants to the other Party and its Affiliates or Sublicensees (in case of Licensee) or (sub)licensees (in case of SKB) a right to access and utilize the Data generated in any Development activities (including any combination studies and single-agent studies) by or on behalf of such Party or its Affiliates or Sublicensees (in case of Licensee) or (sub)licensees (in case of SKB) as necessary or reasonably useful for the other Party and its respective Affiliates or Sublicensees (in case of Licensee) or (sub)licensees (in case of SKB) to Develop the Licensed Compounds and the Licensed Products in their respective territories, [***]. The foregoing data sharing obligations shall include [***].
(b)Each Party shall, and does hereby, grant to the other Party a right of reference to all regulatory filings related to the Licensed Compound and Licensed Products, including all applications for Regulatory Approval, in such first Party’s territory, for use in regulatory filings related to the Licensed Compound and Licensed Products, including applications for Regulatory Approval, in such other Party’s territory. If requested by the other Party, such first Party shall, and shall cause its Affiliates and Sublicensees (in case of Licensee) or (sub)licensees (in case of SKB) to, provide a signed statement to this effect in accordance with applicable laws for submission to the applicable governmental authorities.
5.6Pharmacovigilance. Prior to [***], the Parties shall enter into a pharmacovigilance and adverse event reporting agreement regarding the Licensed Compound

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and Licensed Products (the “Pharmacovigilance Agreement”), which shall set forth worldwide pharmacovigilance procedures governing the collection, investigation, reporting, and exchange of safety information, adverse events reporting, and prescription events monitoring sufficient to permit each Party to comply with its regulatory and other legal obligations within the applicable timeframes. Each Party shall hold the primary responsibility for reporting quality complaints, adverse events and safety data related to the Licensed Products in its respective territory to such database and to the applicable Regulatory Authorities in its respective territory, as well as responding to safety issues and to all requests of Regulatory Authorities in its respective territory related to the Licensed Products, in each case at its own cost and to the extent required by the Applicable Laws. The Parties shall cooperate with each other with respect to their respective pharmacovigilance responsibilities. Each Party agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, licensees and sublicensees to comply with such obligations. In the event of any inconsistency between the terms of this Agreement and the Pharmacovigilance Agreement, the terms of this Agreement shall prevail and govern, except to the extent such conflicting terms relate directly to the pharmacovigilance responsibilities of the Parties (including the exchange of safety data), in which case the terms of the Pharmacovigilance Agreement shall prevail and govern. Prior to the Parties entering into the Pharmacovigilance Agreement, SKB is and shall continue to be the owner of the global safety database for the Licensed Products. After the Parties entering into the Pharmacovigilance Agreement, Licensee shall be responsible for maintaining database and shall enter into such database all pharmacovigilance and other drug safety data for the Licensed Products used in the Territory as required by Applicable Laws (including any such data collected by its Sublicensees, as applicable). Each Party shall have the right to access from such global safety database all drug safety data necessary for such Party to comply with all Applicable Laws in such Party’s territory.
5.7Regulatory Audits and Inspection. For so long as [***], licensees (with respect to SKB), or Sublicensees (with respect to Licensee), or subcontractors by any Regulatory Authority relating to the Manufacturing of any Licensed Compound and shall provide the other Party with all information pertinent thereto (including all copies of all notices, filings and correspondences received from or submitted to the Regulatory Authority in connection therewith).
5.8Remedial Actions. Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Licensed Product may be subject to any recall, corrective action or other regulatory action in such Party’s territory by any Governmental Authority or Regulatory Authority (a “Remedial Action”). The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. The Parties shall collaborate in good faith and endeavor to reach an agreement on Remedial Action related decisions. The cost and expenses of any Remedial Action in the [***] shall be borne solely by [***]. The cost and expenses of any Remedial Action in the [***] shall be borne solely by [***].
5.9No Harmful Action. If a Party believes that the other Party or its Sublicensees (in case of Licensee) or (sub)licensees (in case of SKB) is taking or intends to take any action with respect to a Licensed Product that could have a material adverse impact upon the regulatory status of any Licensed Product in the first Party’s territory, such Party shall have the right to bring the matter to the attention of the JSC and the Parties shall promptly meet to discuss in good faith to resolve such concern. Without limiting the foregoing, unless the Parties otherwise agree: (a) [***]; and (b) [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

Article 6MANUFACTURE & SUPPLY
6.1Overview of Manufacturing Activities. Subject to the terms and conditions of this Agreement, Licensee shall have the right to and shall be solely responsible (itself and through its Affiliates and Sublicensees or contractors, as applicable) for the Manufacturing of the Licensed Compounds and the Licensed Products in the Field in the Territory during the Term.
6.2Manufacturing Technology Transfer to Licensee. Upon reasonable advance request by Licensee, SKB shall, [***] transfer the SKB Know-How that is necessary or reasonably useful for Licensee or its designated CMO to Manufacture or have Manufacture the Licensed Compound and the Licensed Product (the “SKB Manufacturing Technology”) to Licensee, its Affiliate or designee in accordance with the manufacturing technology transfer plan mutually agreed by the Parties (such plan, the “Manufacturing Technology Transfer Plan”), and [***] (the “Manufacturing Technology Transfer”). [***] shall be responsible for any reasonable out-of-pocket documented expenses incurred by [***] or any of its Affiliates in connection with the Manufacturing Technology Transfer, and the portion of [***] FTE Costs that exceeds [***]. The Manufacturing Technology Transfer Plan shall include SKB transferring [***].
6.3Initial Supply. SKB shall supply and deliver to Licensee [***] inventory of the existing Licensed Product as requested by Licensee from time to time, for up to the quantity as specified on Schedule 6.3 [***]. After such quantity of the Licensed Product has been delivered to Licensee, Licensee may request that the Parties enter into a supply agreement pursuant to Section 6.4.
6.4Supply Agreement. Following Licensee’s request, the Parties shall negotiate in good faith the terms of a clinical supply agreement and related quality agreement on commercially reasonable terms, pursuant to which SKB will supply to Licensee the Licensed Compound and Licensed Product on commercially reasonable terms for Licensee’s Development of the Licensed Product in the Field in the Territory (the “Supply Agreement”). [***].
6.5Manufacturing Technology Transfer to SKB. With respect to improvements to SKB Manufacturing Technology made by or on behalf of Licensee or any of its Affiliates or their respective Sublicensees after the Manufacturing Technology Transfer from SKB to Licensee as set forth in Section 6.2, [***].
Article 7COMMERCIALIZATION MATTERS
7.1Overview; Diligence. Licensee (itself and through its Affiliates and Sublicensees, as applicable) shall be solely responsible for Commercialization of the Licensed Products in the Field in the Territory. Licensee shall bear all of the costs and expenses incurred in connection with such Commercialization activities. Licensee shall use Commercially Reasonable Efforts to Commercialize at least one Licensed Product for at least one Indication in the Territory; [***]. Licensee shall keep SKB reasonably informed of its, its Affiliates’ and Sublicensees’ material Commercialization activities with respect to each Licensed Product in the Territory.
7.2Sales Forecasting. Within [***], Licensee shall provide SKB with such forecasts. Such forecasts constitute Confidential Information of Licensee. [***].

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7.3Trademarks. Each Party shall have the right to brand the Licensed Products in its territory using trademarks, logos and trade names that it determines appropriate for the Licensed Products (such trademarks, logos, and trade names, the “Product Marks”). Neither Party may use any trademark Controlled by the other Party or its Affiliates (including their corporate names) to brand the Licensed Products without the other Party’s prior written consent. Each Party shall own all rights in the Product Marks in its territory and shall register and maintain the Product Marks in its territory that it determines reasonably necessary. To the extent requested by a Party and commercially practicable, the Parties shall cooperate with respect to developing and implementing a global branding strategy, subject to separate discussion and agreement. If the Parties do not agree upon a global branding strategy, then each Party shall have the right to brand the Licensed Products in its territory in a manner that it determines appropriate in its sole discretion.
7.4No Diversion. Each Party hereby covenants and agrees that during the Term, and except as expressly permitted by this Agreement, it shall not (and shall cause its Affiliates and Sublicensees and subcontractors not to), either itself or through a Third Party, develop, use, market, promote, import, export, sell or actively offer for sale the Licensed Products in the other Party’s territory. Without limiting the generality of the foregoing, except as mutually agreed by the Parties, each Party shall not (a) engage in any advertising activities relating to the Licensed Products directed primarily to customers in the other Party’s territory, or (b) actively or intentionally solicit orders from any prospective purchaser located in the other Party’s territory. To the extent permitted by Applicable Laws, including applicable antitrust laws, if a Party receives any order for Licensed Products from a prospective purchaser located in a country or jurisdiction in the other Party’s territory, such Party shall immediately refer that order to the other Party and shall not accept any such order or deliver or tender (or cause to be delivered or tendered) the Licensed Products under such order. If a Party should reasonably know that a customer or distributor is actively engaged itself or through a Third Party in the sale or distribution of the Licensed Products in the other Party’s territory, then such Party shall (i) within [***] of gaining knowledge of such activities, notify the other Party regarding such activities and provide all information available to such Party that the other Party may reasonably request concerning such activities and (ii) use Commercially Reasonable Efforts (including cessation of sales to such customer) necessary to limit such sale or distribution in the other Party’s territory, unless otherwise agreed in writing by the Parties.
Article 8FINANCIAL TERMS
8.1Upfront Payment. In partial consideration of SKB’s granting of the licenses and rights to Licensee hereunder, Licensee shall make a one-time, non-refundable, non-creditable payment to SKB (or its Affiliate) of eighty million U.S. Dollars (US$80,000,000) (the “Upfront Payment”) within thirty (30) days after the Effective Date.
8.2Development Milestone Payments. With respect to the development milestone events set forth in the table below, promptly following the first achievement by Licensee or any of Licensee’s Affiliates or Sublicensees of the corresponding development milestone event by a Licensed Product, Licensee shall notify SKB within [***] of such achievement, and Licensee shall pay to SKB (or its Affiliate) the corresponding one-time, non-refundable, non-creditable development milestone payment within [***] after receipt of an invoice from SKB (or its Affiliate) for each applicable development milestone event payment (which for clarity, will only be payable once for each milestone event):

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No	Development Milestone Events	Payment (millions US$)
Near-Term Development Milestones
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
Development Milestones for 1st Indication
5.	[***]	[***]
6.	[***]	[***]
7.	[***]	[***]
8.	[***]	[***]
9.	[***]	[***]
Development Milestones for 2nd Indication
10.	[***]	[***]
11.	[***]	[***]
12.	[***]	[***]
13.	[***]	[***]
14.	[***]	[***]
Development Milestones for 3rd Indication
15.	[***]	[***]
16.	[***]	[***]
17.	[***]	[***]
18.	[***]	[***]
19.	[***]	[***]
Other Development Milestones
20.	[***]	[***]
Total		345

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(a)Equity Grant.
(i)Notwithstanding the foregoing, if Licensee’s ordinary shares are publicly traded on Nasdaq, Licensee may elect to pay the development milestone payment for development milestone event #[***] set forth in the table above in this Section 8.2 (being US$5,000,000) in the form of ordinary shares of Licensee (with the quantity of such ordinary shares to be determined by dividing US$5,000,000 by the volume-weighted average price of Licensee’s ordinary shares on Nasdaq over the twenty (20) consecutive trading days immediately preceding the date of the achievement of development milestone event #[***]). Licensee shall give SKB written notice of its decision to pay such development milestone payment in cash or in equity together with its notice to SKB for the achievement of development milestone event #[***] set forth in Section 8.2 (the “Equity Notice”).
(ii)If Licensee elects to pay the development milestone payment for development milestone event #[***] in the form of ordinary shares of Licensee, SKB (or its Affiliate) and Licensee shall negotiate and execute any required legal documentations within [***] days of receipt of the Equity Notice by SKB to document the issuance and delivery of such ordinary shares of Licensee by Licensee to SKB (or its Affiliate). The ordinary shares of Licensee so issued and delivered to SKB shall carry customary registration rights and shall not be subject to any restriction on trading or transfer, other than trading restrictions under the U.S. SEC (as defined below) laws (to the extent applicable).
(b)Milestone Payments.
(i)[***].
(ii)Each of the development milestone payments set forth in the table above in this Section 8.2 (to the extent payable) will be paid only once.
8.3Sales Milestone Payments. Licensee shall pay to SKB (or its Affiliate) the additional one-time, non-refundable, non-creditable payments set forth in the table below after the first achievement of each milestone event described below:

Sales Milestone Events	Payment (millions US$)
[***]	[***]
[***]	[***]
[***]	[***]

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Sales Milestone Events	Payment (millions US$)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total	902.5

Within [***] after any sales milestone event set forth above in this Section 8.3 for which a sales milestone payment is payable is achieved, Licensee shall deliver a written notice to SKB of such achievement, and Licensee shall pay to SKB (or its Affiliate) the corresponding sales milestone payment within [***] after receipt of an invoice from SKB (or its Affiliate). Each of the sales milestone payments set forth in the table above in this Section 8.3 (to the extent payable) will be paid only once.
8.4Royalties. During the applicable Royalty Term, on a Licensed Product-by-Licensed Product basis, Licensee shall pay tiered royalties to SKB (or its Affiliates) on annual Net Sales of each Licensed Product in the Territory as set forth below, calculated by multiplying the applicable royalty rate by the corresponding portion of annual Net Sales of such Licensed Product in the Territory:

Portion of Annual Net Sales	Royalty Percentage
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

8.5Royalty Payment Reduction.

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(a)Biosimilar Entry. On a Licensed Product-by-Licensed Product and country-by-country basis, if [***], then, thereafter, the royalty payments payable under Section 8.4 with respect to such Licensed Product in such Country shall be reduced by [***].
Market share data shall be based on data reported by a well-known reporting service reasonably agreed by the Parties (e.g., IQVIA).
(b)Third Party License Payments. During the Term, on a country-by-country and Licensed Product-by-Licensed Product basis in the Territory, if Licensee or any of its Affiliates or Sublicensees obtains a license under any Patents of any Third Party that [***], and if such license requires the payment of royalties to such Third Party in a [***], then the royalties payable by Licensee to SKB shall be reduced by an amount equal to [***] of the royalties actually paid by Licensee to such Third Party with respect to such license on the applicable Net Sales for such [***], subject to the Royalty Floor set forth in Section 8.5(d).
(c)Loss of Patent Coverage. On a country-by-country and Licensed Product-by-Licensed Product basis in the Territory, if at any time during the Royalty Term with respect to a Licensed Product, there are no Valid Claims under the SKB Patents [***], the royalty rate applicable to Net Sales of such Licensed Product in such country shall be reduced by [***] of the royalty rate that would otherwise be owed on such Net Sales of such Licensed Product in such country under Section 8.4.
(d)Royalty Floor. Notwithstanding the foregoing, for any [***] during the Royalty Term for a Licensed Product in a particular country in the Territory, the operation of all deductions set forth in Sections 8.5(a), 8.5(b), and 8.5(c), individually or in combination, shall not reduce the final royalty payment to less than [***] of the royalties otherwise payable to SKB for such Licensed Product pursuant to Section 8.4 prior to the application of any reductions pursuant to Section 8.5(a), 8.5(b) or 8.5(c), in each case, in such country during such [***].
8.6[***]. If Licensee [***], Licensee shall pay to SKB (or its Affiliates) a percentage of the Near-Term Consideration (such payment, “Transaction Payment”) in accordance with the table below:

Occurrence of the Triggering Transaction	Sharing Percentage
[***]	[***]
[***]	[***]

Licensee shall promptly (and in no event later than [***] thereafter) notify SKB of its entry into any Triggering Transaction and receipt of any Near-Term Consideration. A Transaction Payment shall be paid to SKB within [***] after the corresponding Near-Term Consideration is received by Licensee. [***].

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8.7Change of Control Payment. If Licensee Parent enters into or undergoes a Change of Control within twenty-four (24) months following the Effective Date, Licensee and Licensee Parent shall, jointly and severally, pay or cause to be paid to SKB (or its designated Affiliate) a percentage of the Change of Control Consideration (such payment, “Change of Control Payment”) in accordance with the table below:

Occurrence of the Change of Control	Sharing Percentage
[***]	[***]
[***]	[***]
[***]	[***]

Notwithstanding anything to the contrary, [***].
Article 9PAYMENT; RECORDS; AUDITS
9.1Payment; Reports. Royalties shall be calculated and reported for each [***] and shall be paid within [***] days after the end of each [***]. Each payment shall be accompanied by a report that contains the following information for the applicable [***], on a Licensed Product-by-Licensed Product and Country-by-Country basis in the Territory: (i) the amount of gross sales of such Licensed Product, (ii) an itemized calculation of Net Sales showing separately each type of deduction provided for in the definition of “Net Sales,” (iii) a calculation of the royalty payment due on such sales in U.S. dollars, including the exchange rate used in such calculation in accordance with Section 9.2, (iv) an itemized calculation of any royalty adjustments made according to Section 8.5; and (v) the aggregate annual Net Sales of the last [***] and whether any sales milestone event has been achieved. Except as may otherwise be expressly provided herein, Licensee shall not have the right to set off, withhold or make any deduction from any payment of royalties or other payments due to SKB hereunder for any reason whatsoever.
9.2Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in U.S. dollars. All payments due from Licensee to SKB hereunder shall be made by Licensee or its Affiliates. When conversion of payments from any foreign currency is required, such conversion shall be at an exchange rate equal to the weighted average of the rates of exchange for the currency of the country from which such payments are payable as published by The Wall Street Journal, Western U.S. Edition during the [***] for which a payment is due. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by SKB, unless otherwise specified in writing by SKB.
9.3Taxes.
(a)Taxes on Income. Except as otherwise provided in this Section 9.3, Licensee shall be solely responsible for the payment of all value added taxes, fees, duties, surcharges, and other deductions or withholding taxes imposed by or on any entity in the Territory in connection with the payments and activities contemplated hereunder.

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(b)Tax Withholdings. In the event that any withholding tax, fee, duty or surcharge applicable to or assessable in respect of any of the Upfront Payment, development or sales milestone payments, or royalty payments to be made by Licensee to SKB under this Agreement (collectively, the “License Payments”) is required to be withheld and deducted under Applicable Laws (“Tax Withholdings”), Licensee (or its Affiliate paying on behalf of Licensee) shall make such deduction and withholding and will pay the remaining License Payments to SKB. [***].
(c)Tax Cooperation. Licensee shall make such deduction of taxes and withholding tax payments to the applicable taxing authority(ies) in a timely manner and shall promptly provide SKB with the appropriate proof of payment and relevant receipt(s) with respect to such deduction or withholding. Licensee shall provide SKB reasonable assistance in order to allow SKB to obtain the benefit of any present or future treaty against double taxation or refund or reduction in taxes which may apply to the License Payments. Each Party agrees to use commercially reasonable efforts to cooperate with the other Party in claiming refunds, reductions, or exemptions from such deductions or withholdings under any relevant agreement or treaty that is in effect. SKB shall provide Licensee with any tax forms or other documentation reasonably necessary in order for Licensee not to withhold or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. If the taxes originally paid or otherwise borne by a Party are in whole or in part subsequently determined not to have been chargeable, all reasonably necessary steps shall be taken by each Party to obtain a refund of these undue taxes from the applicable Governmental Authority or other fiscal authority and any amount of undue taxes repaid by such authority to the receiving Party shall be transferred to the paying Party within [***] of receipt.
9.4Blocked Currency. In the event that, by reason of Applicable Law in any country or region, it becomes impossible or illegal, after reasonable efforts by Licensee to do so, for Licensee or its Affiliate to transfer, or have transferred on its behalf, payments owed SKB hereunder, Licensee shall promptly notify SKB of the conditions preventing such transfer and such payments shall be deposited in local currency in the relevant country or region to the credit of SKB in a recognized banking institution designated by SKB.
9.5Records; Audits. Licensee shall keep, [***], complete, fair and true books of accounts and records for the purpose of determining the amounts payable to SKB pursuant to this Agreement. Such books and records shall be kept for at least [***] following the end of the Calendar Year to which they pertain. SKB shall have the right to cause an independent, certified public accountant reasonably acceptable to Licensee to audit such records to confirm Net Sales, royalties and other payments for a period covering not more than the preceding [***]; provided that (a) such audit shall not be more frequent than once in any [***] period, and (b) once such accountant has conducted a review and audit of any records pursuant to this Section 9.5 in respect of any given period, it may not subsequently re-inspect such records with respect to such period, unless, in each case of (a) and (b), for cause. Such audits may be exercised during normal business hours upon reasonable prior written notice to Licensee. Prompt adjustments shall be made by the Parties to reflect the results of such audit. SKB shall bear the full cost of such audit unless such audit discloses an underpayment by Licensee of more than [***] of the amount of royalties or other payments due under this Agreement for any applicable [***], in which case, Licensee shall bear the cost of such audit and shall promptly remit to SKB the amount of any underpayment. Any overpayment by Licensee revealed by an audit shall be fully-

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creditable against future payments owed by Licensee to SKB (and if no further payments are due, shall be refunded by SKB at the request of Licensee).
9.6Late Payments. In the event that Licensee fails to make any payment due under this Agreement, commencing on the date that is [***] following the due date of any such missed payment, simple interest shall thereafter accrue on the sum due from the due date until the date of payment at [***] above the prime rate as reported in The Wall Street Journal; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit SKB from exercising any other rights it may have as a consequence of the lateness of any payment.
Article 10CONFIDENTIALITY
10.1Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party (in such capacity, the “Receiving Party”) agrees that, during the Term and for [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose to any Third Party, and shall not use for any purpose other than as expressly provided for in this Agreement or any other written agreement between the Parties, any Confidential Information, including any Know-How, furnished or made available to it by or on behalf of the other Party (in such capacity, the “Disclosing Party”). The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its, and its Affiliates’, employees, agents, contractors, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information.
10.2Exceptions. Confidential Information shall not include any information which the Receiving Party can prove by competent evidence: (a) is at the time of disclosure, or thereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available to the public or part of the public domain; (b) is known by the Receiving Party and/or any of its Affiliates at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the Receiving Party and/or any of its Affiliates by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party and/or any of its Affiliates, without the use of or reference to Confidential Information of the Disclosing Party.
10.3Authorized Disclosure. Notwithstanding the provisions of Section 10.1, the Receiving Party may disclose Confidential Information of the Disclosing Party as expressly permitted by this Agreement, or if and to the extent:
(a)such disclosure is reasonably necessary: (i) for the filing or prosecution of Patents as contemplated by this Agreement; (ii) in connection with regulatory filings for Licensed Products; or (iii) for the prosecuting or defending litigation as contemplated by this Agreement;
(b)such disclosure is required in connection with any judicial or administrative process relating to or arising from this Agreement (including any enforcement hereof) or to comply with applicable court orders, provided that in such event such Party shall promptly inform the other Party such required disclosure and

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provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information;
(c)such disclosure is made to Affiliates, officers, employees, contractors, consultants or agents of the Receiving Party who have a need to know such information in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement; provided, in each case, that any such Affiliate, officer, employee, contractor, consultant or agent first agrees to be bound by terms of confidentiality and non-use comparable in scope to those set forth in this Article 10;
(d)such disclosure is made to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the Receiving Party, on the condition that such attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the Receiving Party (provided, however, that in the case of financial advisers, including investment bankers, the term of confidentiality may be shortened to [***] from the date of disclosure and in the case of attorneys, no written agreement shall be required);
(e)with respect to the terms and conditions of this Agreement and any Confidential Information relating to this Agreement or the transactions contemplated by this Agreement, such disclosure is required in the reasonable opinion of such Party’s counsel, to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission, the Nasdaq Stock Market, the Hong Kong Stock Exchange or similar security regulatory authorities or stock market in other countries, including as a result of any actions taken by a Party not in violation of this Agreement. If a Party intends to disclose this Agreement or any of its terms or other such information in accordance with this Section 10.3, such Party will, except where impracticable or not legally permitted, give reasonable advance notice to the other Party of such disclosure, provide a draft of the disclosure to the other Party reasonably in advance of such filing or disclosure for the other Party’s review and comment. The non-disclosing Party will provide any comments as soon as practicable, and the disclosing Party will consider in good faith any timely comments provided by the non-disclosing Party. The disclosing Party shall seek confidential treatment of portions of this Agreement or such terms or information, as may be reasonably requested by the other Party in a timely manner;
(f)with respect to the reports provided by Licensee to SKB under Section 4.3 or Section 9.1, such disclosure is made to any of SKB’s licensors under any Existing Upstream License Agreements as required under the terms of the applicable Existing Upstream License Agreements, or to any of SKB’s potential or actual investors in connection with any financing transaction in which SKB would assign its right to receive payments under this Agreement or grant any security interest in its rights, title and interest in this Agreement;

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(g)[***]; and
(h)to the extent mutually agreed to by the Parties in writing.
Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 10.3(a) or Section 10.3(b), it shall, except where impracticable, give reasonable advance notice to the other Party of such disclosure and cooperate with the other Party to seek and obtain confidential treatment of such information to the extent legally permissible and shall only disclose that portion of the other Party’s Confidential Information that is required to be disclosed.
10.4Public Announcements.
(a)Press Releases and Publicity.
(i)As soon as practicable following the Effective Date, the Parties shall issue a joint press release announcing the execution of this Agreement in substantially the form attached hereto as Schedule 10.4, and each Party may, pursuant to the securities regulations and listing rules applicable to such Party, issue a public announcement which shall contain substantially the same information as set out in the joint press release attached hereto Schedule 10.4. Except as required by applicable securities laws (including disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”), Hong Kong Stock Exchange (“HKEX”) or any stock exchange on which securities issued by a Party or its Affiliates are traded), neither Party shall make any other public announcement or statement, whether oral or written, concerning this Agreement or the subject matter hereof without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed; provided that each Party may make any public statement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, or issue press releases, so long as any such public statement or press release is not inconsistent with prior public disclosures or public statements approved by the other Party pursuant to this Section 10.4 and which do not reveal non-public information about the other Party. In the event of a required public announcement, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment upon the proposed text.
(ii)In the event of termination of this Agreement for any reason, if in the reasonable opinion of the either Party’s legal counsel, public disclosure of

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such termination is required under the Applicable Law or the rules of a stock exchange on which the securities of either Party (or any controlling Affiliate of such Party) are listed (or to which an application for listing has been submitted), the Parties shall cooperate in good faith to coordinate public disclosure, if any, of such termination and the reasons therefor. The principles to be observed in such disclosures shall be accuracy, compliance with Applicable Law, the rules of the applicable stock exchange and regulatory guidance documents, and reasonable sensitivity to potential negative investor reaction to such news.
(iii)Subject to Section 10.5, if a Party intends to issue any press release or other public statement in connection with its Development, Commercialization or other Exploitation of the Licensed Compounds or Licensed Products, such Party shall provide the other Party with at least [***] prior written notice, except that if such press release or public statement is required by applicable securities laws (including disclosure requirements of the SEC, HKEX or any stock exchange on which securities issued by such Party or its Affiliates are traded), then such Party shall provide prior written notice to the other Party to the extent permitted by applicable securities laws. After a press release or public statement has been made by a Party, the other Party may post or refer to such press release or public statement or a link to it on its corporate website without the prior written consent of the first posting Party.
(b)Filing of this Agreement. The Parties shall coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC, HKEX or any stock exchange or governmental agency on which securities issued by a Party or its Affiliate are traded, and each Party shall use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided that each Party shall ultimately retain control over what information to disclose to the SEC, HKEX or any stock exchange or other governmental agency, as the case may be, and provided further that the Parties shall use their reasonable efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies. Other than such obligation, neither Party (nor its Affiliates) shall be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC, HKEX or any stock exchange or other governmental agency.
10.5Publication. Subject to the remainder of this Section 10.5, each Party may publicly present or publish any Clinical Trial data, non-clinical data or any associated results or conclusions generated by or on behalf of such Party pursuant to this Agreement solely to the extent that such data, results and conclusions are specific to the such Party’s territory (each such proposed presentation or publication, a “Proposed Publication”). The proposing Party shall provide the other Party with a copy of such Proposed Publication at least [***] prior to the earlier of its presentation or intended submission for publication; provided that in the case of abstracts, this period shall be at least [***] (such applicable period, the “Review Period”). The proposing Party agrees that it shall not submit or present any Proposed Publication (i) until the other Party

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has provided written comments during such Review Period on the material in such Proposed Publication or (ii) until the applicable Review Period has elapsed without written comments from the other Party, in which case the proposing Party may proceed and the Proposed Publication shall be considered approved in its entirety. If the proposing Party receives written comments from the other Party during the applicable Review Period, it shall consider the comments of the other Party in good faith, but shall retain the sole authority to submit the manuscript for such Proposed Publication; provided that the proposing Party agrees to (A) delete any Confidential Information of the other Party that the other Party identifies for deletion in the other Party’s written comments, (B) delete any Clinical Trial data, non-clinical data, results, conclusions or other related information that is not specific to or resulting from any Clinical Trial conducted in the proposing Party’s territory, and (C) delay such Proposed Publication for a period of up to an additional [***] after the end of the applicable Review Period to enable the other Party to draft and file patents with respect to any subject matter to be made public in such Proposed Publication and to which the other Party has the applicable intellectual property rights to file such patents. The proposing Party shall provide the other Party a copy of the Proposed Publication at the time of the submission or presentation. The proposing Party shall require its Affiliates, (sub)licensees (in case that SKB is the proposing Party), Sublicensees (in case that Licensee is the proposing Party) and contractors to comply with the obligations of this Section 10.5 as if they were the proposing Party, and shall be liable for their non-compliance.
10.6Publication and Listing of Clinical Trials. Each Party agrees to comply, with respect to the listing of Clinical Trials or the publication of Clinical Trial results with respect to Licensed Products and to the extent applicable to its activities conducted under this Agreement, with any Applicable Law or applicable court order, stipulations, consent agreements and settlements entered into by such Party; provided that any listings or publications made pursuant to this Section 10.6 shall be considered a publication hereunder and shall be subject to Section 10.5.
10.7Prior Non-Disclosure Agreement. As of the Effective Date, the terms of this Article 10 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) to the extent dealing with the subject of this Agreement. Any information disclosed pursuant to any such prior agreement relating to the subject to this Agreement shall be deemed Confidential Information for purposes of this Agreement.
10.8Equitable Relief. Given the nature of the Confidential Information and the competitive damage that would result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 10. Thus, in addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive, without posting bond or other security, and other equitable relief as a remedy for any breach or threatened breach of this Article 10.
Article 11REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY
11.1Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:

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(a)it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;
(b)it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and
(c)this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not (i) conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, (ii) conflict with or result in a breach of any provision of its organizational documents, or (iii) violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
11.2Additional SKB Representations and Warranties. SKB represents and warrants to Licensee, as of the Effective Date, as follows:
(a)SKB (i) has sufficient legal and/or beneficial title or ownership or license, free and clear from any mortgages, pledges, liens, security interests, encumbrances, charges or claim of any kind, of the SKB Licensed IP to grant the License that it purports to grant in Section 2.1; and (ii) has not granted any right to any Third Party with respect to the SKB Licensed IP that would conflict with the License or rights granted to Licensee hereunder;
(b)SKB has set forth, in Schedule 1.118, a complete and accurate list of all the SKB Patents existing as of the Effective Date (including title, all inventors, owners, assignees, filing date, grant date, expiration date and status);
(c)SKB has properly filed, prosecuted and maintained the SKB Patents existing as of the Effective Date;
(d)all SKB Patents listed in Schedule 1.118 that have been issued as of the Effective Date are in full force and effect and are, to SKB’s knowledge, valid and enforceable;
(e)[***];
(f)Other than the Existing Upstream License Agreements, copies of all of which have been made available to Licensee, there is no Third Party agreement relating to the ownership or license of SKB Licensed IP as of the Effective Date;
(g)[***];
(h)[***];
(i)[***];
(j)[***];

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(k)[***];
(l)[***];
(m)[***];
(n)[***];
(o)to SKB’s knowledge, none of SKB, its officers, directors, employees, contractors, subcontractors, agents and consultants, or any other person used by SKB in the performance of this Agreement has been or is (i) debarred, convicted, or is subject to a pending debarment or conviction, under the Applicable Law, (ii) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in the Applicable Law), or excluded, debarred, suspended or otherwise made ineligible to participate in any such program, or (iii) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. [***]; and
(p)no funding, facilities, or personnel of any governmental authority or any public or private educational or research institutions were used to develop or create any SKB Licensed IP, and neither SKB nor any of its Affiliates has entered into a government funding relationship, in each case, that would result in any governmental authority or any public or private educational or research institution having any ownership of or any right to impose any requirement or restriction (including any requirement or restriction regarding the assignment, transfer, grant of licenses or other disposals of) on the SKB Licensed IP or any Licensed Products.
11.3Additional Licensee Representations and Warranties. Licensee represents and warrants to SKB, as of the Effective Date:
(a)Licensee (i) has the right to grant the license that it purports to grant in Section 2.4; and (ii) has not as of the Effective Date granted any right to any Third Party that conflicts with the license or rights granted to SKB hereunder.
11.4Mutual Covenants. In addition to any covenants made by the Parties elsewhere in this Agreement, each Party hereby covenants to the other Party that:
(a)(i) all patient authorizations and consents required under Applicable Laws (in connection with any applicable clinical study) permit the granting of access of Data that such Party is required to provide to the other Party pursuant to Section 5.5, and (ii) it shall comply with Applicable Laws in transferring personal and other Data in connection with the granting of access of Data that such Party is required to provide to the other Party pursuant to Section 5.5. Each Party shall obtain all the necessary authorizations, consents and approvals in order for such Party to grant access to its Data with the other Party, including obtaining the necessary patient authorizations and consents, and obtaining the necessary approvals from and completing all necessary filing procedures with the applicable Governmental Authorities in its respective territory;

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(b)it shall not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws [***] that may be applicable to such Party to this Agreement;
(c)it shall not knowingly, during the Term, employ or use the services of any person who is debarred or disqualified in connection with activities relating to the Licensed Compound or Licensed Products; and in the event that it becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person providing services to it with respect to any activities relating to the Licensed Compound or Licensed Products, it shall immediately notify the other Party in writing and it shall cease employing, contracting with, or retaining any such person to perform any services relating to the Licensed Compound or Licensed Products;
(d)it shall conduct, and shall cause its Affiliates, and sublicensees to conduct all activities under this Agreement with respect to the Licensed Products in the Field in its respective territory in compliance with all Applicable Laws (including all applicable data privacy laws, anti-bribery and anti-corruption laws), all applicable national and international guidelines (including GCP, GMP, GLP, all applicable ICH guidelines and other good scientific, laboratory, manufacturing and clinical practices under the Applicable Laws of the region in which such activities are conducted), and any Regulatory Authority and Governmental Authority health care programs having jurisdiction, each as may be amended from time to time; and
(e)it shall fully comply with all Applicable Laws in its territory and elsewhere as applicable to its permitted rights and obligations under this Agreement.
11.5Licensor Covenants. In addition to any covenants made by SKB elsewhere in this Agreement, SKB hereby covenants to Licensee during the Term of this Agreement as follows:
(a)[***].
11.6Licensee Covenants. In addition to any covenants made by Licensee elsewhere in this Agreement, Licensee hereby covenants to SKB as follows:
(a)it shall conduct, and shall cause its Affiliates, Sublicensees to conduct all activities under this Agreement with respect to the Licensed Products in the Field in the Territory in compliance with all Applicable Laws (including all applicable data privacy laws, anti-bribery and anti-corruption laws), all applicable national and international guidelines (including GCP, GMP, GLP, all applicable ICH guidelines and other good scientific, laboratory, manufacturing and clinical practices under the Applicable Laws of the region in which such activities are conducted), and any Regulatory Authority and Governmental Authority health care programs having jurisdiction, each as may be amended from time to time.
11.7Performance by Affiliates, Sublicensees and Subcontractors. Licensee may perform some or all of its obligations under this Agreement through one or more Affiliates, subcontractors or Sublicensees; provided, in each case, that (a) none of SKB’s rights hereunder are diminished or otherwise adversely affected as a result of such delegation or subcontracting, and (b) [***]; and [***].

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11.8Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY TO THE OTHER HEREUNDER ARE PROVIDED “AS IS,” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OBTAINING SUCCESSFUL RESULTS, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES. LICENSEE ACKNOWLEDGES AND AGREES THAT THE LICENSED COMPOUNDS AND LICENSED PRODUCTS ARE THE SUBJECT OF ONGOING RESEARCH AND DEVELOPMENT, AND THAT SKB CANNOT ASSURE THE SAFETY, USEFULNESS OR SUCCESSFUL DEVELOPMENT OR COMMERCIALIZATION OF ANY LICENSED COMPOUND OR LICENSED PRODUCT.
Article 12INTELLECTUAL PROPERTY
12.1Ownership.
(a)Background IP. As between the Parties, (i) SKB shall retain all right, title and interest in and to any Patents, Know-How, and other intellectual property rights Controlled by SKB or any of its Affiliates on or prior to the Effective Date or during the Term independent of the activities hereunder, and (ii) Licensee shall retain all right, title and interest in and to any Patents, Know-How, and other intellectual property rights Controlled (other than pursuant to this Agreement) by Licensee or any of its Affiliates on or prior to the Effective Date or during the Term independent of the activities hereunder.
(b)Solely Owned Inventions and Patents. As between the Parties and subject to Section 5.5, any and all Inventions, Data, and other Know-How generated, developed, conceived or reduced to practice (constructively or actually) by or on behalf of SKB during the course of the performance of activities under this Agreement (“SKB Solely Owned Inventions”) and any Patents filed claiming or disclosing such SKB Solely Owned Inventions (“SKB Solely Owned Invention Patents”) shall be solely owned by SKB. Any and all Inventions, Data, and other Know-How generated, developed, conceived or reduced to practice (constructively or actually) by or on behalf of Licensee during the course of the performance of activities under this Agreement (“Licensee Solely Owned Inventions”) and any Patents filed claiming or disclosing such Licensee Solely Owned Inventions (“Licensee Solely Owned Invention Patents”) shall be solely owned by Licensee; provided that if such Inventions are related to SKB Platform IP, such Inventions shall be solely owned by SKB and be deemed part of the SKB Solely Owned Inventions and any Patents claiming such Inventions shall be solely owned by SKB and be deemed part of the SKB Solely Owned Invention Patents.
(c)Joint Inventions and Patents. As between the Parties and subject to Section 5.5, any and all Inventions, Data and other Know-How generated, developed, conceived or reduced to practice jointly by or on behalf of both Parties or their Affiliates (including by a Third Party on behalf of both Parties or their Affiliates) during the course of the performance of activities under this Agreement (“Jointly Owned Invention”, and any Patents filed claiming or disclosing such Jointly Owned Inventions, “Jointly Owned Invention Patents”) shall be jointly owned by the Parties; provided that the portion of Jointly Owned Inventions that are primarily related to the SKB Platform IP shall be

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solely owned by SKB and be deemed SKB Solely Owned Inventions. Each Party shall have the right to practice or transfer the Jointly Owned Invention or Jointly Owned Invention Patents (including licensing or sublicensing thereunder) without any duty of seeking or need to seek consent or accounting to the other Party, subject to the terms of this Agreement.
(d)Disclosures; Cooperation. Each Party shall ensure that each of its Affiliates, (sub)licensees (in the case of SKB), Sublicensees (in the case of Licensee) and subcontractors under this Agreement has a contractual obligation to disclose to such Party all Inventions, Data and other Know-How generated, invented, discovered, developed, made or otherwise created by them or their employees, agents or independent contractors, and to provide sufficient rights with respect thereto, so that such Party can comply with its obligations under this Section 12.1.
(e)United States Law. The determination of whether any Inventions, Data, and other Know-How are conceived, discovered, developed or otherwise made by or on behalf of a Party for the purpose of allocating proprietary rights (including Patent, copyright, or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States (without regard to conflict of laws) as such law exists as of the Effective Date irrespective of where such conception, discovery, development, or making occurs. If United States law otherwise would not apply to the discovery, generation, creation or conception any Inventions, Data, and other Know-How hereunder, each Party shall, and does hereby, assign, and shall cause its Affiliates and its and their licensees and (sub)licensees/Sublicensees to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Inventions, Data, and other Know-How as well as any intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, (i) the sole ownership provided for in Sections 12.1(a) or 12.1(b) and (ii) the joint ownership provided for in Section 12.1(c).
(f)Assignment; Further Actions. Each Party shall cause all its Affiliates, (sub)licensees (in the case of SKB), Sublicensees (in the case of Licensee) and subcontractors who perform activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such Affiliates, (sub)licensees (in the case of SKB), Sublicensees (in the case of Licensee) and subcontractors to agree to such assignment obligation despite such Party’s using commercially reasonable efforts to negotiate such assignment obligation, provide a license under) their rights in any Inventions, Data, and other Know-How resulting therefrom to such Party, except if Applicable Law requires otherwise and except in the case of governmental, not-for-profit, and public institutions that have standard policies against such an assignment (in which case a suitable license (exclusive, if permitted), or right to obtain such a license, shall be obtained). Each Party shall, and does hereby, assign, and shall cause its Affiliates and its and their (sub)licensees/Sublicensees to so assign, to the other Party, without additional compensation, such right, title, and interest in and to any Inventions, Data, and other Know-How as well as any intellectual property rights with respect thereto, as is necessary to fully effect, (i) the sole ownership provided for in Sections 12.1(a) or 12.1(b) and (ii) the joint ownership provided for in Section 12.1(c).
12.2Patent Prosecution and Maintenance.

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(a)Definition. For purposes of this Section 12.2, the terms “prosecute,” “prosecuting” and “prosecution,” when used in reference to any Patent, shall be deemed to include, without limitation, control of any interferences, reissue proceedings, post-grant proceedings, oppositions and reexaminations with respect to such Patent.
(b)SKB Platform Patents. With respect to SKB Platform Patents, as between the Parties, SKB shall have the sole right, but not the obligation, [***], to control the preparation, filing, prosecution (including any interferences, reissue proceedings and re-examinations) and maintenance of all SKB Platform Patents worldwide.
(c)Solely Owned Invention Patents. With respect to Solely Owned Invention Patents, as between the Parties, (A) Licensee shall have the sole right, but not the obligation, [***], to control the preparation, filing, prosecution (including any interferences, reissue proceedings and re-examinations) and maintenance of all Licensee Solely Owned Invention Patents worldwide and (B) subject to Section 12.2(d), SKB shall have the sole right, but not the obligation, [***], to control the preparation, filing, prosecution (including any interferences, reissue proceedings and re-examinations) and maintenance of all SKB Solely Owned Invention Patents worldwide.
(d)SKB Product Patents and Jointly Owned Invention Patents.
(i)As between the Parties, Licensee shall have the first right, at Licensee’s own expense, to control the preparation, filing, prosecution and maintenance of SKB Product Patents (in the name of SKB) and Jointly Owned Invention Patents (in the name of both Parties) in the Territory; and SKB shall have the sole right, [***], to control the preparation, filing, prosecution and maintenance of SKB Product Patents (in the name of SKB) in the Retained Territory, and the first right, [***], to control the preparation, filing, prosecution and maintenance of Jointly Owned Invention Patents (in the name of both Parties) in the Retained Territory. The Parties shall agree upon the selection of an outside counsel firm which shall be engaged to handle the filing, prosecution and maintenance of SKB Product Patents and Jointly Owned Invention Patents in the Territory, and each Party shall keep the other Party informed of all progress with regard to the preparation, filing, prosecution and maintenance of such SKB Patents and Jointly Owned Invention Patents in its territory. Each Party shall notify the other Party of all warning letters, conflict proceedings, re-examinations, reissuance, oppositions, revocation proceedings or any other material challenge relating to such SKB Product Patents and Jointly Owned Invention Patents in its territory. In the event that Licensee desires to abandon or cease prosecution or maintenance of any such SKB Product Patent or Jointly Owned Invention Patents in the Territory, Licensee shall provide reasonable prior written notice to SKB of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Patent

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with the applicable patent office), and SKB may, upon SKB’s written election provided no later than [***] after such notice from Licensee, assume and control the preparation, filing, prosecution (including any interferences, reissue proceedings and re-examinations) and maintenance of such SKB Product Patent or Jointly Owned Invention Patents in the Territory [***]. In the event that SKB desires to abandon or cease prosecution or maintenance of any Jointly Owned Invention Patents in the Retained Territory, SKB shall provide reasonable prior written notice to Licensee of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Patent with the applicable patent office), and Licensee may, upon Licensee’s written election provided no later than [***] after such notice from SKB, assume and control the preparation, filing, prosecution (including any interferences, reissue proceedings and re-examinations) and maintenance of such Jointly Owned Invention Patents in the Retained Territory [***].
(ii)The Parties shall cooperate fully in the preparation, filing, prosecution and maintenance of SKB Product Patents and Jointly Owned Invention Patents under this Section 12.2(d)(i) and in the obtaining and maintenance of any patent extensions, supplementary protection certificates and the like with respect thereto respectively. Such cooperation includes, but is not limited to: (i) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to enable the applicable Party to apply for and to prosecute patent applications in any country or region as permitted by this Section 12.2(d)(ii); and (ii) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications.
(e)Cooperation of the Parties. Prior to the filing of any Solely Owned Invention Patent or Jointly Owned Invention Patent, the prosecuting Party shall consult with the other Party and give the other Party reasonable opportunity to review and comment on any draft patent application in advance of its filing or submission and consider the other Party’s comments and suggestions in good faith.
12.3Infringement by Third Parties.
(a)Notice. In the event that either SKB or Licensee becomes aware of any infringement or threatened infringement by a Third Party of any SKB Patent or Jointly Owned Invention Patent, and any related declaratory judgment or equivalent action alleging the invalidity, unenforceability or non-infringement of any SKB Patent or Jointly Owned Invention Patent, it shall notify the other Party in writing to that effect as promptly as possible and in no event later than [***] after its first becoming aware thereof.

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(b)SKB Platform Patents. As between the Parties, SKB shall have the sole right, but not the obligation, to bring and control any action or proceeding with respect to infringement of any SKB Platform Patent anywhere in the world.
(c)Solely Owned Invention Patents. As between the Parties, (i) Licensee shall have the sole right, but not the obligation, to bring and control any action or proceeding with respect to infringement of any Licensee Solely Owned Invention Patents anywhere in the world and (ii) SKB shall have the sole right, but not the obligation, to bring and control any action or proceeding with respect to infringement of any SKB Solely Owned Invention Patents anywhere in the world.
(d)Jointly Owned Invention Patents and SKB Product Patents. With respect to Jointly Owned Invention Patents and SKB Product Patents, as between the Parties, each Party shall have the first right to bring and control any action or proceeding with respect to infringement of any such Patent in its territory [***] and by counsel of its own choice, and the other Party shall have the right to be represented in any such action by counsel of its own choice. Licensee shall not enter into any settlement admitting the invalidity of, or otherwise impairing any SKB Product Patent in any enforcement action hereunder without SKB’s prior written consent. If Licensee fails to bring any such action or proceeding with respect to such infringement in the Territory within [***] following the notice of the alleged infringement, SKB shall have the right to bring and control any such action in the Territory [***] and by counsel of its own choice. Each Party shall have the right, [***], to be represented in any such action by counsel of its own respective choice. Licensee shall not enter into any settlement admitting the invalidity of, or otherwise impairing, any SKB Product Patents without the prior written consent of SKB. Neither Party shall enter into any settlement admitting the invalidity of, or otherwise impairing, any Jointly Owned Invention Patents without the prior written consent of the other Party.
(e)Cooperation. At the request of the Party bringing an enforcement action against any infringement in accordance with this Section 12.3, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action to provide standing if required by Applicable Law to pursue such action, [***].
(f)Cooperation; Award. In the event a Party brings an infringement action in accordance with this Section 12.3, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party. Except as otherwise agreed by the Parties in connection with a cost-sharing arrangement, any recovery realized by a Party as a result of any action or proceeding pursuant to this Section 12.3, whether by way of settlement or otherwise, [***], and [***]; provided, however, [***].
12.4Infringement of Third Party Rights. In the event that a claim is brought against either Party alleging the infringement, violation or misappropriation of any Third Party intellectual property right based on the Development, Manufacture, use, Commercialization or importation of the Licensed Products, such Party shall promptly notify the other Party in writing of such claim, and the Parties shall promptly meet to discuss the defense of such claim, and the Parties shall, as appropriate, enter into a joint defense agreement with respect to the common interest privilege protecting communications regarding such claim in a form reasonably

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acceptable to the Parties. Unless otherwise agreed in the joint defense agreement, each Party shall have the right to defend any such claims against it in such Party’s territory [***] as it reasonably determines appropriate; provided that Licensee shall not enter into any settlement, consent judgment or other disposition of any action or proceeding that would admit the invalidity of, or otherwise impair, any SKB Licensed IP without the prior written consent of SKB, and neither Party shall enter into any settlement, consent judgment or other disposition of any action or proceeding that would impose any liability or obligation on the other Party.
12.5Marking. To the extent required by law, each Party shall, and shall cause its Affiliates and their Sublicensees to, mark the Licensed Products sold under this Agreement with the number of each issued SKB Product Patent or Licensee Patent that applies to the Licensed Products.
12.6Patent Listings. On a Licensed Product-by-Licensed Product basis, as between the Parties, Licensee shall have the sole right to make decisions regarding all patent listings of SKB Product Patents or Jointly Owned Invention Patents with Regulatory Authorities with respect to such Licensed Product in the Territory, except for SKB Platform Patents, with respect to which SKB shall have the sole and exclusive right, but not the obligation, to make all patent listings.  SKB shall cooperate with Licensee’s reasonable requests in connection therewith, including meeting any submission deadlines, to the extent required or permitted by Applicable Laws.
12.7Patent Right Term Extension.  On a Licensed Product-by-Licensed Product basis, if elections with respect to obtaining patent term extension or supplemental protection certificates or their equivalents in any country in the Territory with respect to any Licensed Product becomes available, upon Regulatory Approval or otherwise, then as between the Parties, Licensee shall have the sole and exclusive right, but not the obligation, to file for patent term extension or supplemental protection certificates or their equivalents and to determine which issued patent to extend with respect to any Licensed Products in the Territory, except for SKB Platform Patents, with respect which SKB shall have the sole and exclusive right, but not the obligation, to file for such patent term extension or supplemental protection certificates.  SKB and its Affiliates shall reasonably cooperate with Licensee so as to enable Licensee to exercise its rights under this Section 12.7.
Article 13TERM; TERMINATION
13.1Term. The term of this Agreement (the “Term”) shall commence on the Effective Date, and unless terminated earlier as provided in this Article 13, shall expire upon the expiration of the final Royalty Term with respect to all Licensed Products.
13.2Termination.
(a)Termination by Licensee for Convenience. Licensee shall have the right during the Term to terminate this Agreement in its entirety without cause upon [***] prior written notice to SKB prior to [***] and upon [***] prior written notice to SKB after [***].
(b)Material Breach. A Party shall have the right to terminate this Agreement (in its entirety or on a Licensed Product-by-Licensed Product and country-by-country basis) upon written notice to the other Party if such other Party is in material

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breach of this Agreement and has not cured such breach within [***] (or [***] with respect to any breach of payment obligations hereunder) after written notice from the terminating Party requesting cure of the breach. Any such termination shall become effective at the end of the applicable curing period unless the breaching Party has cured such breach prior to the end of such curing period. In the event that the breaching Party disputes the existence of material breach or the failure to cure such material breach by initiating arbitration proceedings pursuant to Section 15.2 within the cure period, the non-breaching Party shall not have the right to terminate in accordance with this paragraph (b) unless and until the relevant dispute has been resolved pursuant to Section 15.2. During the pendency of such dispute, the applicable cure period shall be tolled, all the terms of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations hereunder.
(c)Patent Challenge. SKB shall have the right to terminate this Agreement in its entirety immediately upon written notice to Licensee if Licensee or any of its Affiliates or Sublicensees, directly or indirectly through any Third Party, commences any interference, invalidation or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of, or the grant of a supplementary protection certificate with respect to, any SKB Patent unless Licensee or its applicable Affiliate or Sublicensee withdraws, cancels or otherwise terminates such patent challenge within thirty [***] following SKB’s notice; provided that Licensee shall be deemed to have fulfilled its obligation to “withdraw, cancel or otherwise terminate” such patent challenge within such [***] period if Licensee terminates the applicable sublicense agreement within such [***] period.
(d)Bankruptcy. A Party shall have the right to terminate this Agreement upon written notice to the other Party upon the filing or institution of bankruptcy, reorganization, dissolution, liquidation or winding up of such other Party, or the making or seeking to make or arrange an assignment of a substantial portion of such other Party’s assets for the benefit of creditors of such other Party, or the initiation of proceedings in voluntary or involuntary bankruptcy against such other Party, or is adjudged bankrupt, or the appointment of a receiver or trustee of such other Party’s property, in each case that is not discharged within [***].
13.3Effect of Expiration or Termination.
(a)Effect of Expiration. Upon expiration (but not earlier termination) of the Royalty Term for a given Licensed Product in a given country, and provided that Licensee has paid all payments payable with respect to such Licensed Product, the license granted by SKB with respect to such Licensed Product in such country shall survive [***].
(b)Effect of Termination. Upon any termination of this Agreement, the licenses granted to Licensee by SKB hereunder shall automatically terminate and revert to SKB, and all other rights and obligations of the Parties under this Agreement shall terminate, except as provided elsewhere in this Section 13.3 or in Section 13.4. For clarity, if any milestone event is achieved during the termination notice period, then the corresponding milestone payment is accrued and Licensee shall remain responsible for the payment of such milestone payment even if the due date of such milestone payment may come after the effective date of the termination.

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(c)Additional Effects of Termination.
(i)Upon any termination of this Agreement, the following general provisions shall apply:
(A)As promptly as practicable (and in any event within [***] after such termination, [***], Licensee shall: (I) to the extent not previously provided to SKB, deliver to SKB copies of all regulatory filings and registrations (including Regulatory Approvals) for the Licensed Products in the Territory, and disclose to SKB all Data generated in any Clinical Trials related to the Licensed Products conducted by or on behalf of Licensee or its Affiliates or Sublicensees to the extent not previously disclosed to SKB; (II) transfer or assign, or cause to be transferred or assigned, to SKB or its designee (or to the extent not so assignable, take all reasonable actions to make available to SKB or its designee the benefits of) all regulatory filings and registrations (including Regulatory Approvals) for the Licensed Products in the Territory, whether held in the name of Licensee or its Affiliate, or as directed by SKB in its sole discretion, provide SKB with a right of reference with respect to any such regulatory filings and registrations at no cost to SKB; and (III) take such other actions and execute such other instruments, assignments and documents as may be necessary to effect, evidence, register and record the transfer, assignment or other conveyance of rights under this clause (A) to SKB.
(B)If, at the time of such termination, Licensee or its Affiliates are conducting any Clinical Trials of any Licensed Product, then, at SKB’s election on a Clinical Trial-by-Clinical Trial basis to the extent delivered on or before the effective date of termination or within the [***] period immediately thereafter: (x) to the extent permissible under Applicable Law and commercially feasible, Licensee shall, [***], cooperate with SKB to transfer the conduct of such Clinical Trial to SKB or its designees and complete such transfer promptly and, in any case, within [***] after the termination effective date; and (y) Licensee shall orderly wind-down the conduct of any such Clinical Trial that is not assumed by SKB under subclause (x) above.
(C)Any existing sublicense granted by Licensee under Section 2.2 of this Agreement (and any further sublicenses thereunder) shall, if and upon the written request of SKB, remain in full force and effect; provided that (I) such Sublicensee is not then in breach of its sublicense agreement (and, in the case of termination by SKB for breach by Licensee, that such Sublicensee and any further sublicensees did not cause the breach that gave rise to the termination by SKB); and (II) and such Sublicensee agrees that SKB shall assume the rights of Licensee under the terms and conditions of such sublicense agreement.

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(D)Each Party shall provide information and execute documents as may be reasonably requested by the other Party to the extent reasonably necessary in order to give effect to this Section 13.3.
(ii)If SKB terminates this Agreement pursuant to Section 13.2(b), Section 13.2(c) or Section 13.2(d), or if Licensee terminates this Agreement pursuant to Section 13.2(a), without prejudice to the general provisions set forth in Section 13.3(c)(i), the following special provisions shall apply:
(A)Licensee shall, and it hereby does, effective as of such termination, grant to SKB a non-exclusive, royalty-free, fully paid, irrevocable, perpetual license, with the right to sublicense through multiple tiers of sublicense, under the Licensee Licensed IP, to Develop, Manufacture and Commercialize the Licensed Compound and Licensed Products worldwide. Upon SKB’s request, Licensee shall [***], then either Party may submit such matter to baseball arbitration in accordance with Schedule 15.3 for resolution, and the financial terms determined thereby shall be binding on the Parties.
(B)Promptly following the Parties’ agreement on the financial terms of the foregoing [***], Licensee shall promptly disclose and transfer to SKB all Licensee Know-How, to the extent not previously disclosed and transferred to SKB.
(C)Licensee shall transfer and assign to SKB, [***], all Product Marks relating to any Licensed Product and any applications therefor. SKB shall have the right to use other identifiers specific to any Licensed Product (e.g., Licensee compound identifiers). Licensee shall also transfer to SKB any in-process applications for generic names for any Licensed Product.
(D)At SKB’s election and request, Licensee shall assign to SKB any Third Party contract that relates to the Development, Manufacture, or Commercialization of the Licensed Compound or Licensed Products, or to the extent any such Third Party contract is not assignable to SKB, reasonably cooperate with SKB to facilitate SKB’s entry into a separate agreement with such Third Party directly.
(E)At SKB’s election and request, Licensee shall transfer to SKB or its designee part or all inventory of the Licensed Products then in the possession or control of Licensee, its Affiliates or Sublicensees; provided that, SKB shall pay Licensee a price equal to Licensee’s purchase price paid to SKB therefor or Licensee’s manufacturing cost of such transferred Licensed Products, as applicable.
(iii)If Licensee terminates this Agreement pursuant to Section 13.2(b), without prejudice to the general provisions set forth in Section 13.3(c)(i) above, the following special provisions shall apply:

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(A)Upon SKB’s request, Licensee shall [***] commercially reasonable financial terms upon which Licensee would [***]. If the Parties fail to reach an agreement on the financial terms of such post-termination license granted by Licensee within the [***] period, then either Party may submit such matter to baseball arbitration in accordance with Schedule 15.3 for resolution, and the financial terms determined thereby shall be binding on the Parties.
(B)Promptly following the Parties’ agreement on the financial terms of the foregoing post-termination license or determination of the financial terms of the foregoing post-termination license in accordance with Schedule 15.3 (as applicable), Licensee shall disclose and transfer to SKB all Licensee Know-How, to the extent not previously disclosed and transferred to SKB.
(C)Upon SKB’s request, [***] commercially reasonable financial terms upon which Licensee would (i) transfer and assign to SKB all Product Marks relating to any Licensed Product and any applications therefor and/or (ii) transfer to SKB or its designee part or all inventory of the Licensed Products.
(d)Confidential Information. Upon expiration or termination of this Agreement in its entirety, except to the extent that a Party retains a license from the other Party as provided in this Article 13, each Party shall promptly return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided that such Party may keep one copy of such materials for archival purposes only subject to continuing confidentiality obligations under Article 10.
13.4Accrued Obligations; Survival. Neither expiration nor any termination of this Agreement shall relieve either Party of any obligation or liability accruing prior to such expiration or termination, nor shall expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement. In addition, the Parties’ rights and obligations under Sections 2.3, 8.7, 11.8, 13.3, 13.4, and 13.5  and Article 1, Article 8 (with respect to any outstanding payments that accrue or become payable prior to the termination or expiration of this Agreement), Article 9, Article 10, Article 12, Article 14, Article 15 and Article 16 of this Agreement shall survive expiration or any termination of this Agreement.
13.5Rights Upon Bankruptcy. In the event a Party is bankrupted or a bankrupt proceedings is commenced by or against such Party or its Affiliates or any country or jurisdiction, all rights under this Agreement shall be fully exercisable and the bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall continue to perform all of the obligations provided in this Agreement to be performed by such Party. If the bankrupt Party and its successors and assigns are restricted by Applicable Laws from performing its obligations hereunder and the other Party elects to retain its rights hereunder, then the bankrupt Party shall provide to the other Party copies of all information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this Agreement promptly upon such other Party’s written request therefor. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution

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for any and all other rights, powers and remedies now or hereafter existing at law or in equity. Additionally, all rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Each Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any other jurisdiction. Upon the bankruptcy of either Party, the other Party shall further be entitled to a complete duplicate of (or complete access to, if the other Party is an ongoing concern) all such intellectual property for which a license has been granted to such Party hereunder, and such, if not already in its possession, shall be promptly delivered to such other Party, unless the Party in bankruptcy elects to continue, and continues, to perform all of its obligations under this Agreement.
Article 14INDEMNIFICATION
14.1Indemnification of SKB. Licensee shall indemnify and hold harmless each of SKB and its Affiliates and their respective directors, officers, employees, consultants, agents and successors and assigns of any of the foregoing (the “SKB Indemnitees”) from and against any and all losses, damages, liabilities, expenses and costs payable to Third Parties, including reasonable legal expense and attorneys’ fees (“Losses”), incurred by any SKB Indemnitee as a result of any claims, demands, actions, suits or proceedings brought by a Third Party (“Third Party Claims”) arising directly or indirectly out of: (a) the practice by Licensee or its Affiliates or Sublicensees of the License; (b) the research, Development, Manufacture, use, handling, storage, Commercialization or other disposition of the Licensed Compound or the Licensed Products by Licensee or its Affiliates or Sublicensees; (c) the [***] or willful misconduct of any Licensee Indemnitee; or (d) [***]; except, in each case, to the extent such Third Party Claims fall within the scope of the indemnification obligations of SKB set forth in Section 14.2.
14.2Indemnification of Licensee. SKB shall indemnify and hold harmless each of Licensee and its Affiliates and their respective directors, officers, employees, consultants, agents and successors and assigns of any of the foregoing (the “Licensee Indemnitees”), from and against any and all Losses incurred by any Licensee Indemnitee as a result of any Third Party Claims arising directly or indirectly out of: (a) the practice by SKB or its Affiliates of the license granted to SKB under Section 2.4; (b) the research, Development, Manufacture, use, handling, storage, Commercialization in the Retained Territory or other disposition of the Licensed Compound or Licensed Products by SKB or its Affiliates or (sub)licensees in the Retained Territory; (c) [***] or willful misconduct of any SKB Indemnitee; or (d) [***]; except, in each case, to the extent such Third Party Claims fall within the scope of the indemnification obligations of Licensee set forth in Section 14.1.
14.3Procedure. If any SKB Indemnitee or Licensee Indemnitee intends to claim indemnification under this Article 14 (the “Indemnitee”), SKB or Licensee, as the case may be, shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Third Party Claim, in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof. The indemnity arrangement in this Article 14 shall not apply to amounts paid in settlement of any action with respect to a Third Party Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 14 if and to the extent the Indemnitor is actually prejudiced

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thereby. SKB or Licensee, as the case may be, and the Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Third Party Claim covered by these indemnification provisions. The Indemnitor shall not settle any Third Party Claim without the prior written consent of the Indemnitee if the settlement is reasonably expected to: (a) result in or impose any obligation (including any payment obligation) on the Indemnitee, or (b) result in any admission of wrong-doing or fault by the Indemnitee.
14.4Insurance. Each Party, [***], shall maintain appropriate insurance (or self-insure) in an amount consistent with sound business practice in its territory and reasonable in light of its obligations under this Agreement during the Term. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.
14.5Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, [***].
Article 15DISPUTE RESOLUTION
15.1Disputes. Subject to Section 15.3, upon the written request of either Party to the other Party, any differences, claim, dispute, or controversy as to the breach, enforcement, interpretation or validity of this Agreement (a “Dispute”) shall be referred to the Executive Officers for resolution. In the event such executives are unable to resolve such Dispute within [***] after the initial written request, then, upon the written demand of either Party and subject to Section 15.3 below, the Dispute shall be referred to and finally resolved by binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted .
15.2Arbitration.
(a)Procedure. The arbitration shall be conducted by a panel of three arbitrators experienced in the business of pharmaceuticals (including biologicals). If the issues in dispute involve scientific, technical or commercial matters, the arbitrators chosen hereunder shall engage experts having educational training or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge, as necessary to resolve the dispute. Within [***] after initiation of arbitration, each of the Parties shall select one arbitrator and these two arbitrators shall jointly select a third arbitrator. If a Party fails to select an arbitrator or if the two arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within such [***] period, any unselected arbitrator or third arbitrator, as the case may be, shall be appointed in accordance with the Rules. The place of arbitration and the seat of arbitration shall be Hong Kong Special Administrative Region, and all proceedings and communications shall be in English. Unless agreed by the Parties in writing, all documents provided under or in connection with this Agreement shall be in the English language or accompanied by a certified English translation. If such document is translated into any other language, the English language version shall prevail unless the document is a constitution, statutory or other official document. The laws governing this

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arbitration agreement shall be the laws of Hong Kong Special Administrative Region and the arbitral award shall be final and binding on the Parties. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor the arbitrators may disclose the existence, content, or results of arbitration without the prior written consent of both Parties.
(b)Arbitrators’ Award. The arbitrators shall, within [***] after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The decision or award rendered by the arbitrators shall be final and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.
(c)Costs. [***].
(d)Protective Orders. At the request of either Party, the arbitration tribunal shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.
15.3Baseball Arbitration. Notwithstanding anything to the contrary herein, Section 15.2 shall not apply with respect to disputes arising under Sections 13.3(c)(ii) and 13.3(c)(iii), which shall be resolved in accordance with the procedures set forth in Schedule 15.3.
15.4Court Actions. Nothing contained in this Agreement shall deny either Party the right to bring an action in any court of competent jurisdiction to resolve any dispute, controversy or claim that concerns (a) the validity, enforceability or infringement of any Patents or other intellectual property rights, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory, and no such claim shall be subject to arbitration as a Dispute pursuant to Section 15.2.
Article 16MISCELLANEOUS
16.1Governing Law. This Agreement and any disputes, claims, or actions related thereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.
16.2Entire Agreement; Amendment. This Agreement, including the Schedules hereto, sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof and thereof, and supersedes and terminates all prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof. There are no other agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties. Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.
16.3Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as any other Party may reasonably request in connection

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with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
16.4Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship or legal entity of any type between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Neither Party shall treat or report the relationship arising under this Agreement as a partnership for United States tax purposes unless otherwise required pursuant to a determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended.
16.5Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and of a particular scope, and shall be signed by such Party.
16.6Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned by a Party (including by operation of law or otherwise) without the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed), except to (a) an Affiliate; provided that this Agreement shall be assigned in whole, and the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate; (b) a Third Party in connection with the sale of all or substantially all of its assets to which this Agreement relates, whether in a sale of stock, sale of assets, business combination, reorganization, or other transaction or series of related transactions (in case of an assignment by Licensee (including by operation of law or otherwise), subject to payments of Transaction Payments in accordance with Section 8.6). SKB may assign without the prior consent of Licensee its right to receive payments under this Agreement or grant any security interest in its rights, title and interest in this Agreement (such security interest being expressly subordinate, and subject, to the rights granted under this Agreement), in whole or in part and in their entirety or in portions, to an investor in connection with a financing transaction; provided that SKB has given Licensee a prior written notice regarding such assignment. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the permitted assigns of the Parties. Any purported assignment not in accordance with this Agreement shall be void.
16.7Third Party Beneficiaries. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.
16.8Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part. The Parties

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shall use their commercially reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) in a way that, to the extent practicable and legally permissible, implements the original intent of the Parties.
16.9Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight (or 2-day for international) courier or facsimile confirmed thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by overnight courier, [***] after delivery; or (c) if sent by email, upon electronic confirmation of receipt.
if to SKB:    Sichuan Kelun-Biotech Biopharmaceutical Co., Ltd.
No.666, Xinhua Avenue (Section 2)
Haixia Industrial Park, Wenjiang District
Chengdu, Sichuan 611138
Attention: [***]
Email: [***]
if to Licensee:    300 Fifth Avenue
Waltham, MA 02451
Attention: [***]
16.10Email: [***]

if to [***]:    300 Fifth Avenue
Waltham, MA 02451
Attention: [***]
16.11Email: [***]

16.12Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party’s reasonable control including but not limited to acts of God, fire, flood, explosion, earthquake, or other natural forces, regional or worldwide epidemic, pandemic, war, civil unrest, acts of terrorism, accident, destruction or other casualty (a “Force Majeure Event”). Such excuse from liability shall be effective only to the extent and duration of the Force Majeure Event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur and has used commercially reasonable efforts to anticipate and avoid the foregoing. Notice of a Party’s failure or delay in performance due to a Force Majeure Event must be given to the other Party within [***] after its occurrence. The Party affected by a Force Majeure Event shall use commercially reasonable efforts to resume performance of its obligations and shall keep the other Party informed of actions related thereto. If any such failure

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or delay in a Party’s performance hereunder continues for more than [***], the other Party may terminate this Agreement upon written notice to the delayed Party.
16.13Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The word “including” and similar words means “including without limitation,” whether or not specifically stated. The word “or” means “and/or” unless the context dictates otherwise because the subject of the conjunction are mutually exclusive. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. The words “pharmaceuticals” or “drugs” include biologics unless expressly indicated otherwise. All references to days in this Agreement shall mean calendar days, unless otherwise specified. All references to any Applicable Law in this Agreement shall mean such Applicable Law as amended, restated, supplanted or otherwise modified from time to time. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.
16.14Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
16.15Counterparts; Electronic Signatures. This Agreement may be executed in two (2) or more counterparts, including by transmission of facsimile or PDF copies of signature pages to the Parties or their representative legal counsel, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one and the same instrument. Electronic, facsimile or PDF image signatures shall be treated as original signatures, with the understanding that each Party expressly agrees that such Party shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other Party (including through the use of eSignature platforms such as DocuSign®). No Party shall raise the use of electronic delivery to transmit a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic delivery as a defense to the formation of a contract.
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In Witness Whereof, the Parties hereto have duly executed this License and Collaboration Agreement as of the Effective Date.

Sichuan Kelun-Biotech Biopharmaceutical Co., Ltd.	Crescent Biopharma Operating Company, LLC
By: /s/ Junyou Ge Name: Junyou Ge Title: CEO	By: /s/ Joshua Brumm Name: Joshua Brumm Title: Chief Executive Officer

Solely with respect to Section 8.7 and any other provisions necessary to give effect to Section 8.7: Crescent Biopharma, Inc.
By: /s/ Joshua Brumm Name: Joshua Brumm Title: Chief Executive Officer
Signature Page to License and Collaboration Agreement

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Schedule 1.33

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Schedule 1.42
Existing Upstream License Agreements
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Schedule 1.61
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Schedule 1.115
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Schedule 1.118
List of SKB Patents
SKB Product Patents:
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SKB Platform Patents:
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Schedule 6.3
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Schedule 10.4
Press Release
Kelun-Biotech and Crescent Biopharma Announce Strategic Partnership to Develop and Commercialize Novel Oncology Therapeutics
Companies to advance CR-001, a PD-1 x VEGF bispecific antibody, and SKB105, an integrin beta-6-directed antibody-drug conjugate (ADC), in global markets and China
Collaboration designed to accelerate and expand the development of synergistic combinations with CR-001 and ADCs, including SKB105

CR-001 and SKB105 on track to enter Phase 1/2 monotherapy clinical trials in Q1 2026 with combination studies to follow

Chengdu, China and Waltham, Mass., December 4, 2025 – Sichuan Kelun-Biotech Biopharmaceutical Co., Ltd. ("Kelun-Biotech", 6990.HK), which focuses on the R&D, manufacturing, commercialization and global collaboration of innovative biological drugs and small molecule drugs, and Crescent Biopharma, Inc. (“Crescent”) (Nasdaq: CBIO), a biotechnology company dedicated to rapidly advancing the next wave of therapies for cancer patients, today announced that the companies have entered into a strategic partnership to develop and commercialize oncology therapeutics, including novel combinations.

The partnership involves Crescent’s CR-001, a PD-1 x VEGF bispecific antibody, and Kelun-Biotech’s SKB105, an integrin beta-6 (ITGB6)-directed antibody-drug conjugate (ADC) with a topoisomerase payload. Both candidates are being developed for the treatment of solid tumors and are expected to enter Phase 1/2 monotherapy clinical trials in the first quarter of 2026.

Under the terms of the collaboration, Crescent has granted Kelun-Biotech exclusive rights to research, develop, manufacture and commercialize CR-001 in Greater China (including mainland China, Hong Kong, Macau and Taiwan). In addition, Kelun-Biotech has granted Crescent exclusive rights to research, develop, manufacture and commercialize SKB105 in the United States, Europe and all other markets outside of Greater China. The partnership includes the development of these candidates as monotherapies, and also the evaluation of CR-001 in combination with SKB105.Both Crescent and Kelun-Biotech have the right to independently develop CR-001 in additional combinations, including combinations of CR-001 with proprietary ADC pipeline assets.

Dr. Michael Ge, chief executive officer of Kelun-Biotech, said, “We are pleased to have entered into a partnership with Crescent for two innovative assets, CR-001 and SKB105. This collaboration complements and strengthens our differentiated oncology pipeline by the addition of CR-001 and also enables us to advance the development of SKB105 in the global market, bolstering its potential commercial value and our global collaboration network. Our creative global partnership combines the capabilities of both companies to explore novel monotherapies and combination strategies for tumor treatments with SKB105 and CR-001. By

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leveraging China’s abundant clinical resources and execution efficiency, we aim to expedite clinical development while rigorously maintaining the highest global standards. We believe this partnership creates a powerful synergy to maximize the potential of these two drug candidates for the treatment of patients in both China and the rest of the world."
“We are thrilled to be partnering with Kelun-Biotech, an established leader in the development and commercialization of ADCs who shares our commitment to bringing next generation therapeutics that can improve outcomes for people living with cancer,” said Joshua Brumm, chief executive officer of Crescent. “This collaboration expands our pipeline with the addition of SKB105, furthers our strategy of advancing multiple modalities across our portfolio, and accelerates our efforts to deliver synergistic combinations with CR-001, which has the potential to be a foundational backbone therapy. We look forward to working with Kelun-Biotech to drive innovative therapeutics with the potential to address multiple tumor types and transform cancer care.”
Under the collaboration, Kelun-Biotech will receive an upfront payment of US$80 million from Crescent and is also eligible to receive additional milestones of up to US$1.25 billion, plus tiered middle single-digit to low double-digit royalties on net sales of SKB105. Kelun-Biotech is also eligible to receive additional payment from Crescent if Crescent undergoes a near-term change of control or enters into a sublicense agreement with a third party. Crescent will receive an upfront payment of US$20 million from Kelun-Biotech and is also eligible to receive additional milestones of up to US$30 million, plus tiered low to middle single digit royalties on net sales of CR-001.

About CR-001

CR-001 is a tetravalent bispecific antibody being developed for the treatment of solid tumors that combines two complementary, validated mechanisms in oncology via a blockade of PD-1 and VEGF. PD-1 checkpoint inhibition is aimed at restoring T cells’ ability to recognize and destroy tumor cells, and blocking VEGF is intended for reducing blood supply to tumor cells and inhibiting tumor growth.

CR-001 was designed to replicate the cooperative pharmacology of ivonescimab, which demonstrated superior efficacy compared to a PD-1 monoclonal antibody, in a large, third-party Phase 3 trial in non-small cell lung cancer (NSCLC). 1 In preclinical studies, CR-001 demonstrated cooperative pharmacology with increased binding to PD-1 and signal blockade in the presence of VEGF as well as robust anti-tumor activity. CR-001’s anti-VEGF activity may also normalize the vasculature at the tumor site, which has the potential to improve the localization and effectiveness of combination therapies, such as the administration of CR-001 with antibody-drug conjugates (ADCs). A global Phase 1/2 trial of CR-001 in patients with solid tumors is anticipated to commence in the first quarter of 2026.

About SKB105 (also known as CR-003)
SKB105 is a differentiated ADC targeting integrin beta-6 (ITGB6) with a topoisomerase 1 inhibitor payload. ITGB6 is overexpressed in many solid tumors, but shows minimal to no expression in most normal tissues, thereby potentially reducing the risk of systemic toxicity and off-target effects. SKB105 consists of an anti-ITGB6 fully human IgG1 monoclonal antibody conjugated via a stable, clinically validated cleavable linker.

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The molecule incorporates proprietary Kthiol® irreversible conjugation technology, designed to enhance stability and tumor-specific payload delivery while reducing adverse effects. SKB105 demonstrated a favorable efficacy, safety, and pharmacokinetic (PK) profile in preclinical models. A Phase 1/2 clinical trial of SKB105 in patients with solid tumors is anticipated to commence in the first quarter of 2026.
About Kelun-Biotech

Kelun-Biotech (6990.HK) is a holding subsidiary of Kelun Pharmaceutical (002422.SZ), which focuses on the R&D, manufacturing, commercialization and global collaboration of innovative biological drugs and small molecule drugs. Kelun-Biotech focuses on major disease areas such as solid tumors, autoimmune, inflammatory, and metabolic diseases, and in establishing a globalized drug development and industrialization platform to address the unmet medical needs in China and the rest of world. Kelun-Biotech is committed to becoming a leading global enterprise in the field of innovative drugs. At present, Kelun-Biotech has more than 30 ongoing key innovative drug projects, of which 4 projects have been approved for marketing, 1 project is in the NDA stage and more than 10 projects are in the clinical stage. Kelun-Biotech has established one of the world's leading proprietary ADC and novel DC platforms, OptiDC™, and has 2 ADC projects approved for marketing, and multiple ADC and novel DC assets in clinical or preclinical research stage. For more information, please visit https://kelun-biotech.com/.

About Crescent Biopharma

Crescent Biopharma’s vision is to build a world leading oncology company bringing the next wave of therapies for cancer patients. Crescent ’s pipeline includes its lead program, a PD-1 x VEGF bispecific antibody, as well as novel antibody-drug conjugates (ADCs). By leveraging multiple modalities and established targets, Crescent aims to rapidly advance potentially transformative therapies either as single agents or as part of combination regimens to treat a range of solid tumors. For more information, visit www.crescentbiopharma.com and follow Crescent on LinkedIn and X.

Forward-Looking Statements of Crescent
Certain statements in this press release, other than purely historical information, may constitute
"forward-looking statements" within the meaning of the federal securities laws, including for purposes of the "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Crescent’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, the expected benefits or opportunities with respect to the strategic partnership between Crescent and Kelun-Biotech, the ability for each of CR-001 and SKB105 (CR-003) to perform as monotherapies and in combination, the potential for CR-001 to be developed in additional combinations, including with proprietary ADC pipeline assets, the initiation, timing, progress, and results of clinical trials for CR-001 and SKB105 (CR-003), including the initiation of Phase 1/2 monotherapy clinical trials in the first quarter of 2026, Crescent’s expectations regarding the potential benefits of the strategic partnership with Kelun-Biotech, the potential benefits of treatment with and the market for CR-001, and our expectations regarding milestone, royalty, or other payments that could be due under the

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license agreements. The words "opportunity," "potential," "milestones," "pipeline," "can," "goal," "strategy," "target," "anticipate," "achieve," "believe," "contemplate," "continue," "could," "estimate," "expect," "intends," "may," "plan," "possible," "project," "should," "will," "would" and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Crescent will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Crescent’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the expected benefits of, and opportunities related to, the strategic partnership between Crescent and Kelun-Biotech may not be realized by either party or may take longer to realize than anticipated, that the potential of CR-001 and/or SKB105 (CR-003), each as monotherapy and in combination, may change, that CR-001 may not be developed in additional combinations, including with proprietary ADC pipeline assets, that either party may fail to discover and develop any commercially successful product candidates through the strategic partnership, that such product candidates may not receive regulatory approval and, if approved, such product candidates may not be commercially successful, Crescent’s limited operating history, including with respect to clinical trials, Crescent’s historical losses and any future ability to generate revenue, Crescent’s ability to raise capital to support its business plans, risks associated with clinical development and regulatory approval, risks related to Crescent’s intellectual property, Crescent’s reliance on third parties, including to help develop its product candidates and run its clinical trials, as well as to manufacture its product candidates, Crescent’s dependence on key personnel, Crescent’s estimates of market opportunity may prove to be inaccurate, significant disruptions of information technology systems or breaches of data security, litigation and regulatory risks, as well as those factors more fully described in Crescent’s most recent filings with the Securities and Exchange Commission (including its most recent Quarterly Report on Form 10-Q), and Crescent’s other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of Crescent’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Crescent does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Crescent.

Reference:
1. Xiong A, et al. Lancet. 2025; 405(10481):839-849.

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Crescent Contact:

Amy Reilly
Chief Communications Officer
amy.reilly@crescentbiopharma.com
617-465-0586

Kelun-Biotech Contact:
klbio_pr@kelun.com

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Schedule 15.3
Baseball Arbitration
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